                                                                   EXHIBIT 10.10

                                      LEASE

         THIS LEASE AGREEMENT, made this 1st day of August, 2002, by and between SENECA MEADOWS CORPORATE CENTER II L.L.C., a Maryland limited liability company (hereinafter referred to as "Landlord"); and, ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as "Tenant").

         WITNESSETH:

         1. DEMISED PREMISES; TERM OF LEASE; RENTAL; SECURITY DEPOSIT; HOLDOVER; ADDITIONAL RENT; LATE CHARGE.

                  (A) DEMISED PREMISES. The Landlord, for and in consideration of the rents, agreements and covenants herein agreed to be paid, observed and performed by the Tenant, has let and demised, and by these presents does lease unto the Tenant, and the Tenant does hereby take and rent from Landlord BUILDING 5 in SENECA MEADOWS CORPORATE CENTER (the "Building") located on Lot 4, Block B in the subdivision known as "Seneca Meadows Corporate Center" and recorded among the Land Records of Montgomery County, Maryland in Plat Book 194 at Plat No. 21148 (the "Land"), said demised premises being known and described as 20417 - 20435 GOLDENROD LANE, GERMANTOWN, MARYLAND 20876 (hereinafter referred to as the "Demised Premises" or the "Premises") having an approximate area of 62,659 SQUARE FEET, all as more particularly shown and outlined on the drawing of said Demised Premises attached hereto as EXHIBIT "A" and made a part hereof. The portion of the Demised Premises known and described as 20417 - 20431 Goldenrod Lane, having an approximate area of 51,047 square feet, shall be referred to herein as the "Original Space", and the remaining portion of the Demised Premises known and described as 20433 - 20435 Goldenrod Lane, having an approximate area of 11,612 square feet, shall be referred to herein as the "Expansion Space".

                  (B) TERM OF LEASE. The term of this Lease shall commence on the date (herein referred to as the "Commencement Date") which shall be the later to occur of (i) DECEMBER 1, 2002, or (ii) the date of the first day of the month after Landlord substantially completes construction of the Building Shell (as those terms are defined herein below) and tenders to Tenant possession of the Demised Premises with Landlord's Work Substantially Complete, or such earlier date when Landlord's Work could have been Substantially Complete absent Tenant Delays (as those phrases are subsequently defined). The term of the Lease shall expire without notice of any kind at midnight on the day that is ten (10) years and six (6) months after the Commencement Date. Tenant agrees to execute and return to Landlord within ten (10) days of receipt a statement as furnished by Landlord acknowledging Tenant's acceptance of Landlord's delivery of possession of the Demises Premises and setting forth the actual Lease Commencement Date, the expiration date of the term of the Lease, the date upon which the Tenant's obligation to pay Rent and other charges payable under the Lease shall begin, and any changes in the Rental from the schedule set forth in
Section 1(C) below. Said statement shall be similar to the form attached hereto as EXHIBIT "D" and shall be made a part of the Lease. The initial term of this Lease is herein referred to as the "Stated Term", "Term" or "Initial Term". The term "Lease Year" shall mean each period of twelve (12) full consecutive months during the Initial Term hereof or any renewal term commencing on the Rent Commencement Date (as defined below).

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

                  (C) RENTAL. The date on which Rent shall become due and payable (hereinafter the "Rent Commencement Date") shall be the earlier to occur of (i) issuance of a Certificate of Use and Occupancy for the Demised Premises with the Tenant's Work Substantially Complete (as those terms are defined herein below), or (ii) six (6) months after the Commencement Date. During each respective Lease Year of the Stated Term of this Lease, the Tenant agrees to pay to Landlord as basic annual rental for the Demised Premises, the amount specified for that Lease Year in the following table, such amount (the "Basic Annual Rental") to be due and payable in equal monthly installments (the "Basic Monthly Rental") during such Lease Year in advance and without deduction, set off, or demand, except as may otherwise be provided herein, on the 1st day of each calendar month in such Lease Year, namely:

Lease Year   Basic Monthly Rental      Basic Annual Rental
----------   --------------------      -------------------
   1st          $  63,808.75            $  765,705.00 (1)
   2nd          $  80,673.46            $  968,081.52 (2)
   3rd          $  83,093.67            $  997,124.04
   4th          $  85,586.48            $1,027,037.76
   5th          $  88,154.07            $1,057,848.84
   6th          $  90,798.69            $1,089,584.28
   7th          $  93,522.65            $1,122,271.80
   8th          $  96,328.33            $1,155,939.96
   9th          $  99,218.18            $1,190,618.16
  10th          $ 102,194.73            $1,226,336.76

In addition to said Basic Monthly Rental, Tenant shall pay to Landlord, at the times and in the manners hereinafter indicated, the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses, and in
Section 8 hereof for Impositions and Insurance Premiums, plus such other sums as are required to be paid by Tenant pursuant to the terms of this Lease. ALL RENTALS AND OTHER SUMS PAYABLE BY TENANT HEREUNDER SHALL BE PAID TO LANDLORD AT 9108 GAITHER ROAD, GAITHERSBURG, MARYLAND 20877, or to such other party and address as Landlord may from time to time designate to Tenant in writing. Upon execution of this Lease, Tenant will pay to Landlord the sum of SIXTY-THREE THOUSAND EIGHT HUNDRED EIGHT AND 75/100 DOLLARS ($63,808.75), which shall be applied to the lst installment of Basic Monthly Rental due under the Lease. Regarding all of Tenant's and Landlord's covenants, obligations and duties to make Rental and other payments and to perform its other agreements contained in this Lease, time is agreed to be of the essence.

                  (D) SECURITY DEPOSIT. The amount of the Security Deposit to be placed by Tenant with Landlord (the "Secured Amount") shall be the sum of (i) NINE HUNDRED FORTY THOUSAND EIGHT HUNDRED and 00/100 DOLLARS ($940,800.00) plus
(ii) the Additional Allowance (as defined herein below). Upon execution of the Lease, Tenant shall deliver to Landlord either (i) an irrevocable, unconditional commercial bank letter of credit, payable upon sight in the amount of the Secured Amount (the "Letter of Credit") in substantially the form attached hereto as EXHIBIT "E", or such other form as may be reasonably acceptable to Landlord, issued by a federally-insured national bank having offices in the Metropolitan Area of Washington, D.C., or (ii) the cash sum in the amount of the Secured Amount. The Letter of Credit or cash sum

---------------------------
(1) During the 1st Lease Year, Basic Annual Rental is calculated based on 51,047 sf of occupied space.

(2) During the 2nd Lease Year and continuing thereafter, Basic Annual Rental is calculated based upon full occupancy of the building (62,659 sf) at the then escalated rate.

are hereinafter referred to as the "Security Deposit". Any cash sum held by Landlord as the Security Deposit for the performance of Tenant's obligations under this Lease shall be placed in an interest bearing account at a federally-insured national bank with offices in the Metropolitan Area of Washington, D.C., and all interest accruing thereon shall be attributable to EIN Number 52-2208264 for the benefit of Tenant. Beginning at the end of the first Lease Year, the Security Deposit shall be reduced by ONE HUNDRED EIGHTY-EIGHT Thousand ONE HUNDRED SIXTY and 00/100 Dollars ($188,160.00), together with any pro-rata interest accrued thereon (the "Reduction Amount"), for each twelve (12) month period during the Initial Term that Tenant has not been in an Event of Default. Landlord shall return the Reduction Amount to Tenant within thirty (30) days after the applicable anniversary of the Rent Commencement Date. However, if an Event of Default of Tenant occurs at any time during the Initial Term, Landlord, at its option and sole discretion, shall have the right to require that the Security Deposit be fixed thereafter at an amount that is the greater of (i) the then current amount of the Security Deposit, or (ii) three (3) months of the then current Basic Monthly Rental rate, which Security Deposit shall be retained by Landlord for the balance of the Stated Term of this Lease. The Letter of Credit shall be for an initial period of at least one (1) year from the Commencement Date of the Initial Term hereof; and Tenant will deliver to Landlord at least thirty (30) days before expiration of each Letter of Credit a new Letter of Credit or renewal of the original one, renewing the Letter of Credit in the sum required above for successive periods of at least one (1) year each (or such shorter period which will be identical to the then remaining term of this Lease plus an additional thirty (30) days thereafter), so that, at all times that Tenant is required to maintain the Security Deposit, Landlord shall have in its possession a good Security Deposit in the amount specified above. In the event Tenant delivers a Letter of Credit as the Security Deposit, the Letter of Credit shall include a provision for assignment thereof to any mortgagee with a collateral assignment of this Lease. Failure of Tenant to timely comply with any requirements of this Section 1(D) shall constitute an Event of Default of Tenant under this Lease. If an Event of Default of Tenant occurs under this Lease (as defined in Section 12 hereof), said Security Deposit, together with any interest accrued thereon, may, at Landlord's option and discretion (and without waiving any other rights or remedies of Landlord), be converted to the amount of cash necessary to cure the Event of Default. Such application shall, however, in no way affect Landlord's rights to recover from Tenant further damages or loss of Rent which may accrue by reason of Tenant's defaults under this Lease. Provided an Event of Default of Tenant does not exist under this Lease, the balance (if any) of said Security Deposit not applied to curing the Tenant's defaults shall be refunded and released to Tenant (together with any interest accrued thereon) within thirty (30) days after the expiration of this Lease, provided that Tenant has surrendered to Landlord possession of the Demised Premises in accordance with the terms of this Lease. The Security Deposit shall not be construed as advance payment of Rent hereunder, but shall be considered only as representing a fund made available to Landlord to secure the prompt and faithful performance by Tenant of its covenants under this Lease. Tenant shall, within ten (10) days after demand by Landlord, restore said Security Deposit to the full amount specified above and/or as required during the Term of this Lease, in the event any portion or all thereof is applied by Landlord to cure an Event of Default of Tenant hereunder.

                  (E) HOLDOVER. If Tenant fails to quit and vacate the Demised Premises at the expiration of the Initial Term (or at the expiration of the final duly exercised Renewal Term hereof, if any, as the case may be), Landlord will not require the Tenant's immediate surrender of possession of the Demised Premises at such expiration date, but rather agrees that such holding over of possession of the Demised Premises by Tenant shall be deemed to create only a tenancy from month-to-month, beginning for same on the day immediately following the expiration of the then expired term hereof, such monthly hold-over tenancy to be upon all of the terms, covenants and conditions contained in this Lease, except that either party by giving to the other at least ninety (90) days prior written notice may terminate such monthly holdover tenancy (except that Tenant shall not be entitled to such notice of termination, and hereby waives same, in the event that Tenant is in an Event of Default under this Lease in any respect beyond any applicable grace periods). During such holdover period, Tenant shall pay Landlord use and occupancy payments, for each month or portion thereof Tenant holds over possession of the Demised Premises in whole or part, in an amount equal to ONE HUNDRED FIFTY PERCENT (150%) of the Basic Monthly Rental payable in the last month of the term hereof, plus such additional items, amounts and sums as are required to be paid by Tenant pursuant to the terms of this Lease. Notwithstanding the foregoing provisions of this paragraph, if Landlord desires possession of the Demised Premises after the first ninety (90) days of the holdover period, then Landlord may so notify Tenant in writing at any time prior to accepting monthly holdover rent for periods of time after the first ninety (90) days of the holdover period, in which event Tenant covenants and agrees to surrender to Landlord possession of the Demised Premises free of subleases and occupants, and if Tenant fails to do so it shall be deemed an Event of Default under this Lease and Tenant shall be liable to Landlord for all reasonable, actual losses, costs, damages and expenses Landlord incurs from Tenant's failure to vacate the Demised Premises as prescribed above. If the provisions of the preceding sentence become applicable, Tenant shall pay Landlord use and occupancy payments for each month or portion thereof Tenant holds over possession of the Demised Premises in whole or part, in an amount equal to ONE HUNDRED FIFTY PERCENT (150%) of the Basic Monthly Rental payable in the last month of the term hereof (in addition to Landlord being entitled to exercise all available legal and equitable remedies). Landlord hereby notifies Tenant that Landlord desires and intends that Tenant remove from, quit and vacate the Demised Premises not later than ninety (90) days after the expiration of the term of this Lease, and Tenant hereby agrees to do so and hereby irrevocably waives any and all rights to notice from Landlord of such intent as provided in Title 8, Section 8-402(b) of the Real Property Volume of the Annotated Code of Maryland, as amended, or under any similar statute now or hereafter enacted.

                  (F) ADDITIONAL RENT. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than a payment of Basic Monthly Rental (such as the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses and in
Section 8 hereof for Impositions and Insurance Premiums, or amounts to reimburse Landlord for legal costs and attorneys' fees, or for any other such sums), such payment shall be deemed to be a payment of "Additional Rent". Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant by the later of (i) the next installment of Basic Monthly Rental thereafter falling due or
(ii) within thirty (30) days after written request therefor. For all purposes of this Lease, the term "Rent" shall be deemed to be a reference to both Basic Monthly Rental and Additional Rent. Landlord shall have the same remedies for default in the payment of Additional Rent as are available to Landlord in the case of default in the payment of Basic Annual Rental or Basic Monthly Rental.

                  (G) LATE CHARGE. In the event Tenant does not pay any installment of Rent or Additional Rent or any other sums when and as the same become due and payable under this Lease, and if such payment is not made within TEN (10) DAYS after the due date thereof, Tenant shall pay to Landlord, as Additional Rent hereunder, in addition to the unpaid amount, a "Late Charge" equal to five percent (5%) of the unpaid amount to compensate Landlord for the additional expense resulting from Tenant's failure to make payment in accordance with the terms of the Lease. If Tenant fails to make any payment due under this Lease within the aforesaid ten (10) day grace period more than twice in any Lease Year, then the Late Charge shall increase thereafter for the balance of that Lease Year, for all late payments, to be ten percent (10%) of the unpaid amount, and such increased Late Charge shall be payable as aforesaid.

         2. TENDER OF POSSESSION; LANDLORD'S WORK; BUILDING SHELL; TENANT IMPROVEMENT ALLOWANCE; TENANT'S WORK.

                  (A) TENDER OF POSSESSION. If Landlord shall be unable to deliver to Tenant possession of the Demised Premises (in the condition as called for in Section 2(B) hereof) on the Commencement Date of the Stated Term hereof by reason of the fact that the Demised Premises are located in the Building which is to be constructed and the Building has not been sufficiently completed to make the Demised Premises ready for delivery to Tenant as called for in
Section 2(B) hereof, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the Commencement Date shall be delayed until Landlord delivers to Tenant possession of the Demised Premises as called for in Section 2(B) hereof; and no such failure of Landlord to deliver possession on the Commencement Date of the Stated Term shall affect the validity of this Lease or otherwise affect the obligations of Tenant hereunder, except that in such event the date of expiration of the Stated Term hereof shall be extended by the same number of days that shall elapse from the Commencement Date specified in Section 1(B) until the end of the calendar month in which possession of the Demised Premises is delivered to Tenant as called for in Section 2(B), such delivery date to be established by written notice from Landlord to Tenant. If permission is given by Landlord to Tenant to enter into the possession of all or a portion of the Demised Premises, or to occupy space other than the Demised Premises, prior to the Commencement Date of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except as may be otherwise agreed in writing by Landlord and Tenant. If Landlord is prevented from or delayed in delivering possession of the Demised Premises to Tenant in the condition called for in
Section 2(B) hereunder due to any Tenant Delays (as hereinafter defined), then the Commencement Date of the Lease shall be the date, as reasonably determined by Landlord, that the Demised Premises could have been delivered to Tenant absent the Tenant Delays.

                  (B) LANDLORD'S WORK. The Tenant agrees to accept possession of the Demised Premises, when delivered by Landlord as provided in this Section 2(B), for the term herein created, upon the agreements and covenants herein expressed, and does hereby covenant and agree that Tenant shall pay unto Landlord the rents, taxes, insurance, expenses, repairs and other costs and charges called for or reserved in this Lease, at the time or times the same are due and payable as herein specified. The Demised Premises shall be delivered by Landlord to Tenant, and shall be accepted by Tenant, with the "Landlord's Work", as described on EXHIBIT "C" attached hereto and made a part hereof, Substantially Complete (as defined herein), as established by the notice from Landlord to Tenant mentioned in Section 2(A) above. Such notice from Landlord shall indicate the commencement and expiration dates of the Stated Term of this Lease.

                  (C) BUILDING SHELL. The Building Shell shall be constructed by Landlord, at Landlord's sole cost and expense, substantially as shown on the contract plans and specifications prepared by Landlord's professional design consultants, a list of which is included in EXHIBIT "C", or as those plans and specifications may be amended from time to time by Landlord's design consultants as requested by Tenant and approved by Landlord.

                  (D) TENANT IMPROVEMENT ALLOWANCE. Landlord shall grant Tenant an allowance of ONE MILLION FIVE HUNDRED SIXTY-EIGHT THOUSAND AND 00/100 DOLLARS ($1,568,000.00) (the "TI Allowance") to be used by Tenant to construct leasehold improvements in the Demised Premises or to reimburse Landlord for modifications to the Building Shell ("Tenant's Work") as detailed either in the plans and specifications to be prepared by GAUDREAU, INC. ("TI Architect") or by Landlord's design consultants. The TI Allowance may be used for any improvements classified under generally accepted accounting principles as leasehold improvements (or real property), but not for improvements classified as furniture, fixtures and equipment (or personal property). The TI Allowance may be used for leasehold improvements such as roof mounted HVAC systems, ductwork and equipment, clean water systems, plumbing, restroom fixtures, electric water coolers, built-in millwork, exhaust ducts, flues and fans, electrical circuitry, lighting and power distribution systems, generator pads and enclosures, floor coverings, walls, doors and door hardware, ceilings and gas, vacuum, compressed air, and other similar central systems. The TI Allowance may not be used for things such as floor mounted cooling units (and associated condensor units), autoclaves, glass washing equipment, fume hoods, biosafety cabinets, chemical storage cabinets, chillers for scientific equipment, generators, PBX control equipment, telephone and internet systems, security systems, data storage devices, datacom handling equipment, and fuel tanks. The above lists include items listed by way of example and not limitation. The TI Allowance may include the cost of preparing all plans and specifications required to perform Tenant's Work. Tenant shall be allowed to select a general contractor to perform the Tenant's Work, provided said general contractor shall be properly licensed, bonded and of a reputation reasonably acceptable to Landlord. An affiliate of Landlord, Minkoff Development Corporation ("MDC"), shall act as Landlord's construction manager to review plans and oversee construction of the Tenant's Work by the general contractor. MDC shall receive a fee equal to three percent (3%) of the sum of the TI Allowance and the Additional Allowance, which fee shall also be a part of the TI Allowance. If the TI Allowance is not sufficient to construct the Tenant's Work, and provided Tenant has furnished reasonable evidence to Landlord that Tenant has spent FOUR MILLION SEVEN HUNDRED FOUR THOUSAND and 00/100 DOLLARS ($4,704,000.00) of its own funds on construction of the leasehold improvements in addition to the TI Allowance, Landlord will grant Tenant, if requested by Tenant, a one-time additional allowance of up to NINE HUNDRED FORTY THOUSAND EIGHT HUNDRED and 00/100 DOLLARS ($940,800.00) (the "Additional Allowance") to pay for Tenant's Work. Tenant shall reimburse Landlord for the Additional Allowance by increasing the Basic Monthly Rental payments specified in Section 1(C) hereof by the Amortized Cost (as defined below) of the Additional Allowance. As used herein, the phrase "Amortized Cost" shall refer to the sum calculated by amortizing the first SIX HUNDRED TWENTY-SEVEN THOUSAND TWO HUNDRED and 00/100 DOLLARS ($627,200.00) of the Additional Allowance over the Initial Term of the Lease at ten percent (10%) per annum, and the remaining THREE HUNDRED THIRTEEN THOUSAND SIX HUNDRED and 00/100 DOLLARS ($313,600.00) OF THE Additional Allowance over the Initial Term of the Lease at twelve percent (12%) per annum. By way of example, for each one dollar ($1.00) per square foot of Additional Allowance amortized at 10% per annum, the Basic Monthly Rental changes by 1.322 cents ($0.01322) per square foot per month. The provisions of this Paragraph 2(D) shall not apply during any renewal term or holdover term. If the TI Allowance and the Additional Allowance together are not sufficient to construct the Tenant's Work, Tenant shall provide whatever remaining funds are necessary to complete the Tenant's Work. If this Lease is terminated due to an Event of Default or due to any Events of Bankruptcy, all allowances granted to Tenant under this Paragraph 2(D) shall form part of the damages recoverable by Landlord from Tenant as provided in Paragraph 12 (G); provided, however, that under no circumstances shall Landlord be allowed to recover any damages for such allowances that are included in any other damages awarded to and collected by Landlord pursuant to the provisions of this Lease. Landlord and Tenant agree that a portion of the TI Allowance may be used to modify the Building Shell to provide a mezzanine level and an associated higher roof. Landlord agrees to reimburse Tenant, within thirty (30) days of invoice, for the cost of any portion of Landlord's Work that Tenant performs as part of Tenant's Work (as that term is defined below) with the consent of Landlord.

                  (E) TENANT'S WORK. Tenant shall have the right to submit plans for the Tenant's Work in stages for portions of the Demised Premises. Tenant shall cause the TI Architect to prepare and deliver to Landlord for Landlord's or MDC's review preliminary plans (architectural, mechanical, electrical, plumbing and structural, if necessary) and specifications for the proposed leasehold improvements (the "Preliminary Plans"). Landlord shall have ten (10) business days after its receipt thereof (or such additional time as may reasonably be necessary) to review the Preliminary Plans, request any changes it deems reasonably appropriate, and indicate on the Preliminary Plans which portions of the leasehold improvements are to be removed by Tenant prior to the expiration or termination of the Lease. The TI Architect shall modify the Preliminary Plans to accommodate Landlord's changes, and resubmit the revised plans (the "Revised Preliminary Plans") to Landlord for approval. If Tenant or the TI Architect elect not to make said changes to the Preliminary Plans, then Landlord shall have the right to reasonably require Tenant to perform corresponding restoration work to effect said changes prior to the expiration or termination of the Lease, which restoration work shall be agreed upon at the time the Revised Preliminary Plans are approved. Upon receipt of Landlord's approval of the Revised Preliminary Plans, the TI Architect shall prepare a complete set of construction drawings and specifications for the construction of the proposed leasehold improvements (the "Working Drawings"). The Working Drawings shall be in sufficient detail for (i) Tenant's general contractor to obtain bids from all trades for and to perform the work described on the Working Drawings; (ii) Tenant's general contractor to secure building permits from the requisite governmental authorities having jurisdiction over same; and (iii) Landlord or MDC to indicate the portion of Tenant's Work, if any, which Tenant is to remove by expiration or termination of the Lease. The Working Drawings shall conform to and be consistent with the Revised Preliminary Plans and comply with all applicable Laws and Insurance Requirements, as those terms are defined in the Lease. The Working Drawings shall be submitted to MDC for review and approval, which approval (or a request for changes to be made) shall be given within fifteen (15) days after receipt thereof. Within five (5) business days after MDC's approval of the Working Drawings, as modified by any revisions requested by MDC, Landlord and Tenant shall initial same to confirm their mutual approval thereof (the "Approved Working Drawings"). The Approved Working Drawings will indicate which portions of the Tenant's Work, if any, will have to be removed by Tenant prior to the expiration or termination of the Lease, and Tenant will timely comply with such requirement and repair any damage to the Land or the Building caused thereby at its own expense. Tenant will have no obligation to remove any other portion of the Tenant's Work.

         3. USE OF PREMISES; TENANT RESPONSIBILITIES; REPAIRS AND MAINTENANCE; INTERIOR ALTERATIONS; EXTERIOR MODIFICATIONS; SURRENDER OF POSSESSION; MECHANICS LIENS.

                  (A) USE OF PREMISES. Tenant covenants and agrees to use the Demised Premises only as and for the conduct and operation of a general office, research and development, light manufacturing, laboratory, and warehouse facility for Tenant's specialty pharmaceutical business ("Tenant's Use"), such Tenant's Use (permitted 24 hours/day, 7 days/week, 365 days/year) to be conducted by Tenant at its own expense in compliance with all applicable Laws and Insurance Requirements as defined in Section 10 and all provisions of this Lease, and for no other purpose without the express written consent of the Landlord, which consent shall be in Landlord's exclusive discretion; it being expressly agreed that Tenant's Use shall not include any animal research or animal storage of any kind whatsoever. The Land is currently zoned I-3, and such zoning permits Tenant's Use.

                  (B) TENANT RESPONSIBILITIES. Tenant agrees at its own expense to maintain the Demised Premises in a clean, neat and orderly manner and to keep the Demised Premises free of rodents and insects and to furnish regular pest exterminating services. Tenant shall be solely responsible, at its own cost and expense, and will provide when and as necessary, all services typically required within the Demised Premises (except as may be specified in Section 4 hereof) including but not limited to janitorial service, restroom and break room supplies, interior window cleaning, light bulb and ballast replacement, flooring maintenance, and any other services customarily required by the Tenant's use of the Demised Premises. In no event shall Landlord be obligated to provide, pay for or contribute to the cost of any of these services in or for the Demised Premises. Tenant further agrees that it will not, under any circumstances, display or permit to accumulate for an extended period of time any merchandise, boxes or other articles on the driveways, parking areas, streets or sidewalks in front of or adjacent to the Demised Premises. Tenant shall not maintain a nuisance in or about the Demised Premises, and will conduct its business at the Demised Premises, and have its Permittees conduct themselves, in such a manner so as not to interfere with nor disturb other tenants' quiet possession of, or conduct of normal business at, their leased premises. Tenant shall not burn any trash in or outside the Demised Premises, nor install an incinerator or trash destructor in or outside of said Demised Premises.

                  (C) REPAIRS AND MAINTENANCE. Except for the specific repairs, maintenance and replacements to be made by Landlord pursuant to this Lease, in all other respects the Tenant will, during the full term of this Lease, at its own expense, promptly make all repairs and perform all acts of maintenance necessary to keep the Demised Premises and all improvements, equipment and utility lines therein and all other elements thereof in good condition and repair, including also without limitation all maintenance, repairs and replacements, excepting only for repairs to the structure and to any utility lines located outside of the "Structure" (as defined below) of the Demised Premises (such lines hereinafter called "Exterior Utility Lines"); unless such repairs of the Structure or of the Exterior Utility Lines are necessitated by any acts, omissions or negligence of Tenant or its assignees or subtenants or its or their agents, servants, employees, contractors, invitees, licensees, customers or subtenants ("Permittees"), in any of which events Tenant shall reimburse Landlord for the costs of such repairs and replacements of the Structure and Exterior Utility Lines within thirty (30) days of demand therefor. Said repairs to the Structure and Exterior Utility Lines shall be made by Landlord as promptly as commercially practicable after receipt of written notice from Tenant of the necessity therefor. Tenant shall give Landlord prompt notice of any fire, accident, defects, damage or injury occurring at, in or to the Demised Premises and of any death, damage or injury to persons therein, but nothing herein contained shall be construed to require Landlord to make any repairs to said Demised Premises or to provide compensation for any such damage or injury, except as otherwise expressly herein provided. For purposes of this Paragraph 3(C) and of all other provisions of this Lease, the term "Structure" shall refer to the foundations, structural frame, exterior walls and glazing, demising walls ground floor slab and exterior roof and roofing system of the Building, and the term "Exterior Utility Lines" shall refer to all electrical, plumbing, and sewage systems and lines located outside of the Structure of the Demised Premises. Tenant, at its own expense, will make all repairs, maintenance and replacements promptly when and as necessary for the heating, ventilating and air-conditioning systems and equipment which serve only the Demised Premises ("HVAC"). Tenant at its own expense will keep in force throughout the term of this Lease a contract for maintenance of the HVAC serving the Demised Premises with a competent, licensed mechanical contractor reasonably acceptable to Landlord. Tenant shall cause the HVAC to be maintained in good condition by such mechanical contractor.

                  (D) INTERIOR ALTERATIONS. Except for ordinary office decorations (that are not leasehold improvements), any partitioning, painting, installation, removal or alteration of utility lines, flooring (excluding carpet), paneling, mechanical equipment (heating, ventilating or air conditioning), plumbing, electrical, gas, water, sewer, interior, exterior, roof or other alterations, changes or additions to the Demised Premises which Tenant may desire to perform or make (the "Alterations") shall be subject to the following conditions, namely: (i) no such Alterations shall be done without Landlord's express prior written consent in each instance; (ii) complete plans and specifications and a cost estimate for any such Alterations (if reasonably required due to the nature of the work contemplated) shall be submitted to Landlord and Landlord's written approval thereof obtained prior to commencement of such Alterations (which Alterations shall be done in strict compliance with such plans and specifications if and as so approved); (iii) the Alterations are to be done in compliance with all applicable governmental laws, codes, orders and regulations, without any damage to the Demised Premises or the Building of which same are a part or to any property of Landlord or other tenants, free of liens and claims and all at Tenant's sole cost and expense; (iv) Tenant is to promptly discharge and to indemnify and save Landlord harmless from all liens and claims arising from such Alterations; and (v) if so requested by Landlord at the time of approval, the Tenant will remove such Alterations and restore the Demised Premises to their condition prior thereto by not later than the expiration or termination of this Lease. Landlord's consent for the Alterations shall be deemed to have been granted if Landlord fails to respond to Tenant's written request to make the Alterations, when submitted as required above, within three (3) business days for Alterations estimated to cost less than $10,000.00 or within seven (7) business days for Alterations estimated to cost more than $10,000.00. Notwithstanding the foregoing, Tenant shall have the right to make cosmetic alterations such as painting (other than black or similarly dark colors), adding/deleting telephone and data drops and hook-ups, adding/removing shelving and millwork that is not a leasehold improvement, installation or relocation of furniture systems, installing/removing casework and carpeting throughout the Stated Term of this Lease. Landlord shall incur no liability by approving or not approving Tenant's plans, specifications or work (such actions by Landlord and approvals and conditions imposed for Tenant's approval being solely for its own benefit and not being any assurance by Landlord as to the legality or technical sufficiency or safety of Tenant's plans, specifications or work). It is agreed that all work, materials, machinery, apparatus, leasehold improvements and other installations and alterations to the Demised Premises including, without limitation, partitions, interior and exterior doors and door opening machinery, lighting and plumbing fixtures, flooring, wall and window coverings, mechanical equipment for the Building, utility lines and equipment, loading facilities, elevators, and other items of any kind (except only Tenant's merchandise, laboratory, computer and office equipment, trade fixtures, furniture and movable personal property), whether installed by Landlord or Tenant, shall at all times belong solely to Landlord and shall not be removed by Tenant; except for such alterations and installations made by Tenant which the Landlord requests Tenant to remove at the expiration or termination hereof. Tenant shall have the right to remove all of Tenant's specialized laboratory equipment, trade fixtures and personal property, providing Tenant makes any repairs to the Demised Premises necessitated by Tenant's removal of its property. It is also agreed that all intellectual property, biological samples, scientific instrumentation, computers, routers, storage devices, servers, software, data, databases, and such other things pertaining to Tenant's business, research, design and development activities (or those of Tenant's collaborators, clients or affiliates) shall at all times belong solely to Tenant (or to Tenant's collaborators, clients or affiliates, as the case may be). Upon written request by Landlord, Tenant shall provide Landlord with a current, updated "as built" plan of the Demised Premises.

                  (E) EXTERIOR MODIFICATIONS. Tenant will not make any alterations, modifications, changes or additions to any part of the exterior of the Building or the exterior of the

Demised Premises, nor to the Structure, without in each case having obtained Landlord's express prior written approval thereof (which consent shall be in Landlord's exclusive discretion). Tenant will not paint, nor permit to be painted, any stone work, cornice work, iron work, or brick work on the front or exterior of the Demised Premises or other exterior elements of the Demised Premises or Building, without the prior written consent of the Landlord.

                  (F) SURRENDER OF POSSESSION. At the expiration or any termination of this Lease, or of any hold-over term, Tenant shall surrender and deliver to Landlord possession of the Demised Premises in the same good condition in which they were delivered at the commencement of the term hereof (with such Alterations as may have been approved by Landlord in writing and which Landlord does not require to be removed when Landlord grants its approval), reasonable wear and tear excepted, broom clean with all of Tenant's merchandise and personal property removed therefrom, and free of subleases and occupants. Tenant shall deliver to Landlord keys to all doors at the Demised Premises. Also by the expiration of the Lease, Tenant shall deliver to Landlord a copy of an inspection report, prepared by Tenant's mechanical contractor within thirty (30) days of the expiration of the Lease, stating that the HVAC is in good operating condition. In the event Tenant fails to maintain the Demised Premises and HVAC as provided in Paragraph 3(C) above, or if Tenant fails to restore the Demised Premises by the expiration of the Lease as required hereunder, then Tenant shall be liable for all third party costs and expenses incurred by Landlord therefor, and Tenant shall pay Landlord the actual costs incurred by Landlord to repair the Demised Premises and HVAC and/or restore the Demised Premises plus ten percent (10%) for Landlord's overhead costs and administrative expenses.

                  (G) MECHANICS LIENS. Tenant shall have no right to (and agrees not to) subject the Demised Premises or the Building to any mechanic's or materialmen's liens of any kind for any labor, work, materials or services ordered by, contracted for or furnished or obtained by Tenant or any Tenant Permittees (collectively, "Tenant Liens"), nor to pledge the credit of or incur any indebtedness or obligations on behalf of Landlord. The Tenant agrees to indemnify, defend and hold Landlord and the Demised Premises and Building harmless from, and to remove of record (or bond off) within thirty (30) days after filing thereof, all Tenant Liens and suits to enforce same and all litigation resulting from any breach by Tenant or any Tenant Permittees of the provisions of this paragraph; and Tenant shall pay all court costs, reasonable attorneys' fees and other reasonable expenses incurred by Landlord in connection with any such matters.

         4.       UTILITY CHARGES; PRO RATA SHARE; COMMON AREAS; OPERATING
                  EXPENSES.

                  (A) UTILITY CHARGES. Utility services will be brought to the Demised Premises or to the appropriate meter room in the Building, as the case may be, and will be separately metered or submetered (in the case of water usage) to each tenant in the Building, at Landlord's sole cost and expense. During the entire term hereof, Tenant shall pay, either to the supplying utility company or to the Landlord (in the case of sub-metered utilities), all utility charges and costs of utility services of any and every kind and nature, including, but not limited to gas, oil, water, sewer service, heat, power, fuel, telephone service and electricity, arising out of or connected with the use and/or occupancy of the Demised Premises or consumed thereat, promptly as same shall become due and payable, and Tenant shall promptly make any meter deposits required by the utility companies therefor.

                  (B) PRO RATA SHARE. It is expressly stipulated and agreed that the term "Pro Rata Share" shall be defined and is agreed to mean ONE HUNDRED AND 00/100 PERCENT

(100.00%), which percentage is agreed to represent the ratio that the approximate rentable floor area of the Demised Premises bears to the total approximate rentable floor area of the entire Building (62,659 SQUARE FEET) of which the Demised Premises forms a part.

                  (C) COMMON AREAS. Landlord shall make available "Common Areas", in the Building and on the Land on which the Demised Premises are situated. The Common Areas shall include (if applicable), but not be limited to, common entrance foyers, lobbies, elevators, stairwells, corridors, restrooms, chases, meter rooms and utility rooms in the Building and parking areas, loading areas, driveways, sidewalks, landscaped areas, green areas, grounds, plazas and picnic areas on the Land. Landlord grants to Tenant and to Tenant's Permittees, during the term of this Lease, the non-exclusive right to use the Common Areas, in common with Landlord and with others designated by Landlord as being entitled to use the Common Areas, subject to Landlord's reasonable rules and regulations established from time to time applicable to all tenants concerning the use and operation of the Common Areas. Tenant shall comply with and cause its Permittees to comply with said rules and regulations. Landlord shall operate, manage, repair, replace and maintain in good condition the Common Areas for their intended purposes, all in such manner as the Landlord, in its sole discretion, shall determine. All Common Areas shall be subject to the control of Landlord in accordance with normal custom and practice in the industry. Landlord shall have the authority to employ and discharge all personnel with respect thereto; to close temporarily after written notice to Tenant all or any portion of the Common Areas for the purpose of making repairs, changes or alterations thereto; to perform necessary maintenance in connection with any emergency; and to maintain security for the Common Areas if deemed necessary by Landlord. Landlord shall have the right (but not the obligation), in its sole discretion, to reserve the parking area immediately in front of, at the rear of and/or adjacent to a particular premises for the exclusive use of that tenant who leases such premises, provided that such reservations of parking spaces do not give one tenant a disproportionate share of the parking provided for the Building.

                  (D) OPERATING EXPENSES. During the term of this Lease, and any extensions and renewals thereof, Landlord shall operate, manage, repair and maintain, in a first class manner consistent with other similar buildings in the Gaithersburg and Germantown, Maryland areas, the Building, the Land and the Common Areas. Tenant shall, during the entire term of this Lease, pay to Landlord as Additional Rent, the Tenant's Pro Rata Share of the costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Building, the Land and the Common Areas, collectively referred to as "Operating Expenses". Said Operating Expenses shall include, but not be limited to, costs and expenses for: (i) removal of snow, ice, trash, rubbish and debris from the Common Areas; (ii) furnishing and maintaining electric service (and elevator service, if any) to the Building and the lighting of the Common Areas;
(iii) charges for furnishing and maintaining water and sewer service or other utility services to the Building, the Land and the Common Areas; (iv) trimming and grass cutting and all other maintenance and upkeep of the grounds, green areas and landscaping in the Common Areas; (v) maintaining, monitoring and testing the sprinkler system and sprinkler alarm system in the Building; (vi) maintaining, striping, cleaning and repairing the parking areas, driveways and sidewalks; (vii) trash pick-up and removal by a licensed contractor from containers located in a common enclosure(s) for the mutual use of all tenants in the Building, as well as the cost of maintaining and repairing said trash container enclosure(s); (viii) reasonable property management fees (not to exceed three percent (3%) of grossed-up rentals in the Building, where "grossed-up rentals" refers to the average basic annual rental in the Building plus Operating Expenses calculated without including the management fee); (ix) maintenance and repairs to the exterior of Building, including, without limitation, exterior windows, doors, hardware, locks, lighting and lighting fixtures; (x) premiums incurred by Landlord, if any, for hazard, liability, workmen's compensation or similar insurance on contractors providing services to the Building, Land or Common Areas; (xi) Impositions (as defined in Section 8); (xii) Insurance Premiums (as defined in Section (8); and
(xiii) any other costs and maintenance expenses for the Building, Land, Common Areas and all appurtenances thereto as may be deemed reasonably necessary by Landlord which under generally accepted accounting principles ("GAAP") properly constitute operating or maintenance costs and expenses attributable thereto.

                  Operating Expenses shall not include any of the following: (i) the cost of the original construction of the Building or any additions or expansions to the Building, Common Areas or other items which under GAAP are properly classified as capital expenditures; (ii) any repairs or work performed to any portion of the Building intended to be occupied by individual tenants;
(iii) the cost of correcting any defects in the original construction of the Building and Common Areas; (iv) any reserves for future expenditures not yet incurred; (v) ground lease rental; (vi) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; (vii) reasonable attorneys' fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of, or persons, firms or entities with respect to, the Building;
(viii) costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees, or the violation by Landlord of the terms and conditions of this Lease; (ix) interest, principal points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Building or the Land on which the Building is located; (x) advertising and promotional expenditures in connection with leasing the Building, and costs of the installation of signs identifying the owner and/or manager of the Building; (xi) any costs relating to hazardous materials, asbestos and the like not resulting from actions of Tenant;
(xii) any charges for depreciation of the Building, or equipment (except costs of and depreciation of equipment installed or improvements made to reduce Operating Expenses); (xiii) any charge for Landlord's income taxes, excess profit taxes, or franchise taxes; (xiv) increased Insurance Premiums or Impositions assessed specifically to any tenant; (xv) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xvi) Landlord's general overhead attributable to the activities of Landlord's officers and executives; (xvii) costs of repairs, alterations and/or replacements caused by the exercise of the rights of eminent domain; (xviii) expenses incurred by Landlord solely in its capacity as a corporation, partnership or other business entity; (xix) costs, fines or penalties incurred due to violation by Landlord of any laws or governmental rules or regulations, except as incurred by Landlord in challenging any such law, rule or regulation; (xx) wages, salaries or other compensation to employees of Landlord or Landlord's agent with a professional status higher than the level of the Building Manager; and (xxi) costs and expenses (other than management fees) paid to entities under common control with Landlord for services on or to the Building, but only to the extent that the cost of such services exceeds normal rates being paid for such services to unaffiliated providers of such services by owners of other similar buildings in the area. There shall not be duplication in charges to Tenant by reason of the provision setting forth Tenant's obligation to reimburse Landlord for Operating Expenses and any other provision in this Lease.

                  (E) STATEMENT OF OPERATING EXPENSES.

                           (1) Prior to December 1st of a particular calendar
year, Landlord shall make a reasonable estimate of the Operating Expenses for the next calendar year (the "Expense Estimate"), and will furnish Tenant a written statement setting forth in reasonable detail the estimate of those Operating Expenses (the "Expense Notice"). For each calendar month of that next calendar year (beginning with January 1st after the date of the Expense Notice), Tenant shall pay to Landlord, as

Additional Rent hereunder, one-twelfth (1/12th) of Tenant's Pro Rata Share of the Expense Estimate (the "Tenant's Monthly Share") in advance, without deduction, set off or demand on the 1st day of each calendar month with Tenant's payment of Basic Monthly Rental.

                           (2) Within sixty (60) days after the end of the
calendar year for which the Expense Estimate was made, Landlord shall furnish Tenant a statement setting forth in reasonable detail the actual Operating Expenses incurred by Landlord for the previous calendar year (the "Actual Expenses"). If the Actual Expenses are greater than the Expense Estimate, Landlord may increase Tenant's Monthly Share for the ensuing calendar year to reflect the Actual Expenses, and Tenant will pay to Landlord, as Additional Rent within thirty (30) days after written demand therefor, Tenant's pro Rata Share of the difference between the Actual Expenses and the Expense Estimate. If the Actual Expenses are less than the Expense Estimate, Landlord may reduce Tenant's Monthly Share for the ensuing calendar year, and/or Landlord will credit Tenant's overpayment for Operating Expenses against the next due payment(s) of Tenant's Monthly Share.

                           (3) Tenant or its agent shall have the right, for a
period of one (1) year after Tenant's receipt of the statement of Actual Expenses for the respective calendar year and upon giving reasonable notice to Landlord and during normal business hours, to review and inspect all of Landlord's bills, invoices and records applicable to the Actual Expenses or to the Expense Estimate for that particular calendar year in order to verify the Operating Expenses. If the Landlord and Tenant determine after said review that an error has been made and the Tenant has been overcharged for Operating Expenses, then Landlord will refund the amount of the overcharge to Tenant within thirty (30) days after such determination. If the amount of the overcharge exceeds five percent (5%) of the Operating Expenses, Landlord will refund the amount of the overcharge with interest. Under no circumstances will Landlord be responsible to Tenant for Tenant's cost of said review of the Operating Expenses.

                           (4) Tenant's obligation to pay Landlord its Pro Rata
Share of the Operating Expenses hereunder shall survive any expiration or termination of the Lease, and shall be adjusted and pro-rated for any portion of a calendar year occurring during the first or last Lease Year of the term hereof.

         5.       BANKRUPTCY.

                  (A) For purposes hereof, the following shall be deemed "Events of Bankruptcy" of Tenant: (i) if Tenant becomes "insolvent", as defined in Title 11 of the United States Code, entitled "Bankruptcy", 11 U.S.C. Section 101 et seq. (hereinafter called the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America ("Insolvency Laws"); or (ii) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws; or (iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing, or results in issuance of an order for relief against the debtor; or (v) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors.

                  (B) Upon the occurrence of an Event of Bankruptcy, or if Tenant takes advantage of any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving

Tenant as the subject debtor). If this Lease is terminated under this paragraph, Tenant shall immediately surrender and vacate the Demised Premises, waives all statutory or other notice to quit, and agrees that Landlord's obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this paragraph, Landlord shall have all rights and remedies against Tenant provided in case of defaults of Tenant in payment of rent.

                  (C) If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under this paragraph shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease within thirty (30) days after the date of the Trustee's appointment; it being agreed that failure of the Trustee to give notice of such assumption hereof within said thirty (30) days period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, and (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default.

                  (D) It is further stipulated and agreed that, in the event of the termination of the term of this Lease by the happening of any such event described in this Section 5, Landlord shall forthwith, upon such termination, and any other provision of this Lease to the contrary notwithstanding, become entitled to recover as and for damages caused by such termination all amounts permitted by applicable law.

                  (E) In the event that this Lease is terminated by notice and the Tenant shall thereafter seek protection under the Bankruptcy Code or any equivalent state Insolvency Laws or regulations, then the Tenant (if a debtor-in-possession) agrees to consent to any application by the Landlord to terminate the automatic stay provisions of the Bankruptcy Code or any Insolvency Laws on the grounds that there is no equity in the Lease as a result of the pre-petition termination notice.

         6.       INSURANCE; INDEMNITIES.

                  (A) TENANT'S INSURANCE AND INDEMNITY. It is further understood, agreed and covenanted by and between the parties hereto that the Tenant will be responsible for any claim for damages arising from injury or any claim of death or injury to persons or damage to property, or any incident that occurs, at or upon said Demised Premises caused or occasioned directly or indirectly by Tenant's or any Permittees' use or occupancy of said Demised Premises, and that the Tenant will and does hereby defend, indemnify and hold harmless the Landlord, its partners and agents and its and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by any such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Demised Premises during the Initial Term and any renewal or extension thereof. In confirmation thereof, the Tenant covenants and agrees that it will at all times during the term of this Lease, at its own expense, carry and maintain in full force and effect, in companies reasonably satisfactory to Landlord, Commercial General Liability insurance satisfactory to Landlord, with limits of at least a $2,000,000.00 combined single limit, for bodily injury, including death, to any one or more person(s) in any single occurrence and for property damage or in such greater amounts of coverage as Landlord may from time to time reasonably require, naming the Landlord as additional insured. Each policy shall contain the Broad Form General Liability (with General Aggregate Amount & Per Occurrence Limit) Endorsement. Each policy or a Certificate of Insurance showing the same to be in effect for a one (1) year period, shall be delivered to Landlord within thirty (30) days of the Commencement Date, and renewal certificates shall be delivered to Landlord at least fifteen (15) days prior to expiration of any such policy, and each such policy shall contain an endorsement requiring at least thirty (30) days prior written notice to all named insureds as to any cancellation, non-renewal or modification of any such policy. It is specifically covenanted and agreed by the Tenant that there shall be no abatement of Rent because of any damage caused by fire or other peril, except as provided in Section 9. The amount of such insurance shall not limit Tenant's indemnity obligations under this Section 6 or under any other provision of this Lease. Tenant's indemnity obligations under this section contained in this Lease shall survive expiration or termination of this Lease.

                  (B) LANDLORD'S INSURANCE AND INDEMNITY. During the Term, Landlord shall obtain, maintain and keep in full force and effect not less than the following insurance: (i) commercial general liability insurance with combined limits of not less than $1,000,000 per occurrence, $2,000,000 in the aggregate, and with excess umbrella coverage of not less than $5,000,000 in all respects; and (ii) "fire and extended coverage covering all risks" insurance covering the Demised Premises (including all betterments and improvements provided by Landlord and Tenant under the terms of the Lease at the full insurable value thereof on a replacement cost basis. All proceeds of such insurance shall be used to repair or replace the betterments and improvements in the Demised Premises provided by Landlord and Tenant under the terms of the Lease. It is further understood, agreed and covenanted by and between the parties hereto that the Landlord will be responsible for any claim for damages arising from injury or any claim of death or injury to persons or damage to property at or upon the Demised Premises or Common Areas caused or occasioned directly or indirectly by Landlord or Landlord's management of said Common Areas, as the case may be, and that the Landlord will and does hereby defend, indemnify and hold harmless the Tenant, its agents and its and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by any such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Common Areas. Landlord's indemnity obligations under this section contained in this Lease shall survive expiration or termination of this Lease.

                  (C) WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby release each other and waive any claims against each other for loss or damage to the Demised Premises, tenant improvements, fixtures, equipment and/or any other personal property arising from a risk which is required to be insured against, as applicable, or which is actually paid under "fire and extended/ all risks" coverage insurance policies carried by Landlord and Tenant, even though such loss or damage was caused by the negligence or misconduct of Landlord or Tenant or their respective invitees or guests. Landlord and Tenant agree to obtain and maintain throughout the Term of this Lease endorsements to their respective "fire and extended coverage covering all risks" coverage policies waiving the right of recovery or subrogation of their insurance companies against the other party and its agents and employees. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Landlord or Tenant of any liability to each other or to their insurance carriers which Landlord or Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises, tenant improvements, fixtures, equipment, furniture, inventory and all other personal property by fire or other casualty. The provisions of this Section 6(C) shall apply only while waiver of subrogation is available, without additional cost, from insurance companies licensed in the State of Maryland. Landlord and Tenant agree to notify each other in writing if there is a change in the availability of waiver of subrogation from their respective insurance carriers.

         7.       SUBLETTING AND ASSIGNMENT.

                  (A) It is further understood, agreed and covenanted by and between the parties hereto that the Tenant shall have no right to, and will not, transfer or assign this Lease, or sublet or transfer possession of said Demised Premises, or any part thereof, voluntarily, or involuntarily, whether by operation of law, in bankruptcy or otherwise, without the prior written consent of the Landlord. If Tenant desires to assign this Lease, then in any such event, the Landlord shall have the right (and such right is hereby expressly reserved unto Landlord) in its sole discretion, but not the obligation, by written notice given to Tenant within twenty (20) days from Landlord's receipt of a written proposal for such assignment, to cancel and terminate this Lease and recover possession of the Demised Premises. Any assignment or subletting and any consent of Landlord thereto shall not release Tenant of any liability under this Lease, and shall not waive the obligation to obtain Landlord's consent to any further assignment or subletting. Any assignment or subletting, including the use of the Demised Premises by the assignee or subtenant, shall be subject to all of the terms and provisions of this Lease. Tenant shall pay to Landlord, as Additional Rent within thirty (30) days of demand by Landlord therefor, all reasonable third party administrative review and processing fees, costs or expenses including, without limitation, attorneys' fees and other professional fees and expenses incurred by Landlord (or Landlord's mortgagee) with respect to the review and consent or denial of consent of the foregoing, provided, however, that said review and processing fees shall not exceed $2,500.00 per request for subletting or assignment under the Lease.

                  (B) Notwithstanding the provisions of Paragraph 7(A) hereof, Landlord agrees that it will not delay or condition or withhold unreasonably its consent to a proposed assignment of this Lease or subletting of the Demised Premises by Tenant provided that all of the following conditions (collectively, the "Transfer Conditions") are met: (a) Tenant is not in an Event of Default under this Lease or under any other lease from Landlord or from Related Owners (defined below); (b) Tenant is not subject to any Events of Bankruptcy; (c) Tenant is in possession and occupancy of the Demised Premises; (d) the Initial Term of the Lease and Tenant's payment of Rent hereunder have commenced; (e) the proposed assignee or sublessee (i) has a net worth sufficient enough for Tenant to meet its obligations under the Lease as well as all of its other obligations (the "Minimum Net Worth"), (ii) has a good business reputation and adequate experience in operating its business, (iii) operates a quality and type of business which is compatible with the business and type of other tenants of space in the Building and in Seneca Meadows Corporate Center, (iv) shall not be a party which has been in default under any other leases of space in the properties known as Seneca Meadows Corporate Center or Shady Grove Development Park, in which properties the Landlord or Landlord's partners have ownership interests ("Related Owners"), and (v) is not a party with whom Landlord or any Related Owners is or are negotiating a lease of space in the Building or in the properties known as Seneca Meadows Corporate Center or Shady Grove Development Park; (f) the use of the Demised Premises shall not be changed from the use permitted in Paragraph 3(A) of this Lease as a result of any such assignment or subletting; (g) Tenant shall have delivered to Landlord evidence reasonably satisfactory to Landlord that all Transfer Conditions are met (the "Transfer Evidence"); (h) the prior written consent (if required) of Landlord's mortgagees to the proposed assignment or subletting (if required under the loan documents) shall have been obtained within thirty (30) days of delivery of the Transfer Evidence to Landlord at Tenant's expense and at no cost to Landlord nor change in provisions of the loan documents (the "Lender's Consent"); and (i) Tenant shall have delivered to Landlord an instrument of assignment or sublease (as the case may be) in form and content reasonably acceptable to Landlord's mortgagees and Landlord, executed by the assignee or sublessee, by which the assignee or sublessee assumes all obligations of Tenant under and agrees to be bound by and comply with this Lease. Nevertheless, if Tenant proposes to assign this Lease (except to an Affiliate of Tenant or to a Tenant Successor, as defined below), then Landlord shall continue to have the right, pursuant to Paragraph 7(A) hereof, to cancel this Lease and recover possession of the Demised Premises. Any such assignment or subletting consented to by Landlord shall be subject to all terms and provisions of this Lease, shall not waive the necessity of obtaining Landlord's prior written consent for any further assignment and subletting, shall not relieve or reduce Tenant's primary liability to Landlord under this Lease, and shall not result in any change in the permitted use of the Demised Premises. If the amount of rent or other sums received by Tenant under any such permitted assignment or subletting is more than the Rent due from Tenant under this Lease, then Tenant shall pay fifty percent (50%) of the excess amount to Landlord on a monthly basis and promptly upon Tenant's receipt of such excess amounts after reimbursing Tenant for (i) any marketing costs paid to third parties, (ii) leasing commissions directly related to the permitted assignment or subletting, and/or (iii) the annualized cost of the leasehold improvements and such of Tenant's furniture, fixtures, equipment and any other personal property leased to the subtenant, calculated by dividing the cost of said leasehold improvements, furniture, fixtures, equipment and personal property by ten (10). Notwithstanding anything to the contrary herein, if Tenant proposes to sublet the entire Demised Premises, said sublet shall not be deemed an "assignment" and Landlord shall not have the right to cancel this Lease and recover possession of the Demised Premises.

                  (C) Notwithstanding the provisions of Paragraph 7(A) hereof, it is further agreed that Landlord will consent to Tenant's sublease of the Demised Premises or assignment of the Lease to an Affiliate of Tenant (as defined below) or assignment of this Lease to a Tenant Successor (as defined below) subject however to all of the terms and provisions of this Lease. The phrase "Affiliate" of Tenant, as used herein, means a corporation or other legal entity which is under common ownership, management and control with Tenant. For purposes of this Paragraph 7(C), the phrase "Tenant Successor" shall mean a person or entity who or which acquires and succeeds to ownership of all or substantially all of Tenant's business as a result of either (i) purchase of all or substantially all of Tenant's assets, or (ii) purchase of all or substantially all issued and outstanding shares of capital stock in Tenant or
(iii) a merger with Tenant (the "Acquisition"). Tenant agrees to provide Landlord the evidence of the sublessee's affiliation or of the Acquisition, as the case may be, when Tenant requests Landlord's consent to a sublease of the Demised Premises to an Affiliate or to an assignment of this Lease to an Affiliate or to a Tenant Successor. It is further agreed that if Landlord consents to such assignment of the Lease to an Affiliate or to a Tenant Successor, and provided that the Affiliate or Tenant Successor, as the case may be, has a net worth at least equal to the Minimum Net Worth aforesaid, and is not subject to any Events of Bankruptcy, and provided Tenant has furnished evidence reasonably satisfactory to Landlord to confirm the financial condition of such assignee Affiliate or Tenant Successor, and further provided that Lender's Consent (as defined and under the terms set forth above) to such release of liability has been obtained, then in such event Landlord will join with Tenant and its Affiliate or Tenant Successor, as the case may be, in executing an instrument reasonably acceptable to Landlord by which (A) Tenant is released of all liability under this Lease accruing after the effective date of the assignment hereof to the Affiliate or Tenant Successor, as the case may be (the "Effective Transfer Date"), and (B) the Affiliate or Tenant Successor, as the case may be, assumes all obligations of Tenant under this Lease. However, no such release instrument shall relieve Tenant of any indemnification obligations to Landlord under this Lease covering periods prior to the Effective Transfer Date unless assumed by the Affiliate or Tenant Successor, as the case may be, with the consent of the Landlord. Landlord and Tenant agree to use reasonable efforts to obtain the Lender's Consent described above in Paragraphs 7(B) and 7(C).

                  (D) With any request for Landlord's consent to an assignment or subletting, Tenant shall provide Landlord a copy of the proposed instrument of assignment or sublease in form and content reasonably acceptable to Landlord and legally binding upon and enforceable against Tenant and the assignee or sublessee, together with such additional information as Landlord reasonably may require.

         8.       PAYMENT OF REAL ESTATE TAXES AND INSURANCE COSTS.

                  (A) Tenant covenants and agrees that it will, during the entire term of this Lease, pay to Landlord as part of the Operating Expenses and in the manner described in Section 4 above, in addition to the Basic Annual Rental payable under Paragraph 1(C) hereof and the other sums payable by Tenant under the Lease, the Tenant's Pro Rata Share of any and all real estate taxes and assessments and similar impositions, general and special, ordinary and extraordinary, which may be levied, assessed or payable (for or allocable to periods of time within the term of this Lease and any renewal, extended and holdover term), upon the Building in which the Demised Premises are situated and/or the Land serving and/or on which is erected said Building, and including also all reasonable fees and expenses of attorneys, accountants and consultants and other expenses including but not limited to court costs and appeals, incurred by Landlord in contesting any such items (collectively, the "Impositions"). The amount of said Impositions (of which Tenant is to pay its Pro Rata Share, as aforesaid) as shown on the government-issued tax bills or assessment notices, shall be deemed conclusive evidence of the amount of said Impositions.

                  Tenant, after prior notice to Landlord and at Tenant's expense, may contest by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any tax or lien therefor. Landlord, upon request by Tenant, shall join in any such contest, or, if required in order for Tenant to conduct such contest, shall prosecute such contest, at Tenant's direction. In addition, Landlord shall cooperate with Tenant and execute any documents or pleadings legally required to permit Tenant to conduct any such contest. If as a result of any such challenge by Landlord and/or Tenant, a tax refund is made to Landlord, then the amount of such refund attributable to Impositions previously paid by Tenant less the reasonable expenses of the challenge incurred by Landlord, if any, shall be paid to Tenant within thirty (30) days following receipt from Landlord. Landlord's obligation to return to Tenant any such Impositions shall survive the expiration or termination of the Lease. Landlord agrees to promptly provide Tenant with a copy of any tax bill or appeal notice so as to enable Tenant to exercise its rights hereunder. Tenant shall promptly provide Landlord with a copy of any notice relating to Impositions.

                  (B) Tenant hereby further covenants and agrees that it will, during the entire term of this Lease, pay to Landlord as part of the Operating Expenses and in the manner described in Section 4 above, in addition to the Basic Annual Rental payable under Paragraph 1(C) and the other sums payable by Tenant under this Lease, the Tenant's Pro Rata Share of any and all premiums, costs, deductibles and other charges and expenses incurred, paid, accrued or absorbed by Landlord for or in connection with all policies of fire, extended coverage, hazard and general liability insurance and other insurance carried or maintained by Landlord on the Demised Premises and/or the Building and Land of which they form a part (collectively, the "Insurance Premiums"). The insurance with respect to which Tenant shall make said payments shall include without limitation rent interruption, fire and extended coverage, general liability with umbrella coverage, and supplemental equipment coverage (for boilers, pressure vessels, HVAC and electrical equipment) and all such other insurance coverages and in such amounts as are maintained by prudent owners of property similar to the Building, all as reasonably determined by Landlord.

                  (C) Landlord agrees that it will pay the Impositions and the Insurance Premiums as same become due and payable (subject to Tenant's reimbursements of its Pro Rata Share thereof, as aforesaid).

                  (D) Failure of Tenant to pay to Landlord any such sums due under this Section 8 when due and after notice of Monetary Default shall constitute an Event of Default of Tenant under this Lease. The obligations of Tenant under this Section 8 shall survive any cancellation, expiration or termination of this Lease, as regards any such payments due from Tenant hereunder as of the date of such cancellation, expiration or termination or allocable to periods while this Lease is in force. The sums payable by Tenant under this Section 8 shall be appropriately adjusted, apportioned and paid by Tenant for any fraction of a governmental tax year or insurance policy year occurring at the commencement and at the expiration of the term of this Lease.

         9.       DAMAGE BY FIRE OR OTHER CASUALTY.

                  (A) In the event that the Demised Premises should be damaged by fire or other casualty so that the same shall be rendered partially untenantable, such damage shall be repaired by the Landlord as promptly as is reasonably possible, and the Rent shall be abated (from the date of such damage until the damage is repaired) in the same proportion as the area of the Demised Premises rendered untenantable bears to the total area of the Demised Premises. The Landlord shall not be held liable in damages or otherwise for any delay in making or completing said repairs, whether or not caused by time necessary to settle insurance claims, nor strikes, acts of God or other casualties or any circumstances.

                  (B) In the event that the Demised Premises shall be substantially (i.e., 40% or more of the Demised Premises or 30% or more of the laboratory and laboratory support space) destroyed or rendered totally untenantable, or if Landlord's mortgage lender does not make adequate insurance proceeds available to Landlord to pay for the costs of repairs and restoration, then in any such event the Landlord shall have the option in its sole discretion of rebuilding the Demised Premises, or of not rebuilding the Demised Premises and instead canceling this Lease. The Landlord, in exercise of such option, shall determine whether or not to rebuild and shall notify Tenant of such determination in writing, within sixty (60) days after such damage or destruction. If Landlord shall determine to rebuild or repair such damage or destruction, Landlord agrees to make such repairs with reasonable promptness and dispatch, and the Rent shall abate (from the date of the damage or destruction until the repairs required of Landlord under this paragraph are Substantially Complete) in proportion to the area of said Demised Premises rendered untenantable. If the Landlord determines to rebuild as aforesaid, this Lease shall not be canceled, but instead shall remain in full force and effect and Tenant shall reoccupy the Demised Premises (and Rent abated as aforesaid shall again accrue and be payable) when the repairs required of Landlord under this paragraph are substantially complete. If Landlord elects to cancel this Lease under this paragraph, then Rent and all other sums payable by Tenant under this Lease shall be adjusted, pro-rated and paid by Tenant to the date of such damage. Any repair and restoration to be performed by Landlord under this
Section 9 shall be limited to those portions of the Demised Premises which were constructed by Landlord; it being agreed that when Landlord completes its repairs thereof to be made pursuant to this Section 9, all Rent (if any) abated under this Section 9 shall again commence to be due and payable. Tenant, at its own expense, will repair or replace any damage to its furniture, merchandise, trade fixtures, equipment, personal property and other items belonging to

Tenant if damaged or destroyed by fire or other casualty, and also all leasehold improvements constructed by Tenant.

                  (C) In the event that (i) the Demised Premises shall be substantially destroyed as defined above or rendered totally untenantable and if Landlord elects to rebuild same (pursuant to Paragraph 9(B)), and if Landlord fails to restore said premises within one hundred fifty (150) days after the destruction or damage rendering the Premises totally untenantable, or if the Landlord's insurance company determines and advises the parties that the Premises cannot be repaired within one hundred sixty-five (165) days after the date of damage (such determination to be made and given within fifteen (15) days after request by either party), then in either such event Tenant (if it is not in an Event of Default under this Lease, and if the damage was not caused by Tenant or its Permittees) at its option may terminate this Lease by giving written notice to Landlord within ten (10) days after the end of the one hundred fifty (150) day period aforesaid or within fifteen (15) days after receipt from the insurance company of its aforesaid determination as the case may be. However, Tenant's notice of termination hereof shall be ineffective if Landlord completes the restoration of the Premises prior to Landlord's receipt of such termination notice.

         10.      COMPLIANCE WITH LAWS, ETC.

                  Tenant, at its own expense, will promptly comply with, observe and perform all of the requirements of, and will obtain and maintain in force all licenses, permits and other authorizations required by, all of the statutes, ordinances, rules, orders and regulations, now in effect or hereafter promulgated, concerning the use or occupancy of the Demised Premises and/or the conduct of Tenant's business, and whether required by federal, state, county or town governments and whether required of the Tenant or Landlord (collectively, "Laws"). The Tenant agrees that it will promptly comply, at its own expense, with all rules, orders and regulations of the Board of Fire Underwriters having jurisdiction for the prevention of fire, and other hazards, applicable to said Demised Premises, or for the preservation of the Demised Premises, or the correction or abatement of nuisances or grievances for which either the Landlord or the Tenant may be responsible as a result of Tenant's use and occupancy of the Demised Premises during the term of this Lease, and Tenant shall at its own expense comply with all rules, regulations and requirements of Landlord's and Tenant's insurance carriers concerning Tenant's use and occupancy of the Demised Premises and conduct of its business therein (collectively, "Insurance Requirements"). Tenant shall not place or store in the Demised Premises, nor deposit in any utility lines thereof, any hazardous or toxic substances or material or any items in violation of any applicable federal, state, or local environmental protection laws or the reasonable requirements of Landlord's insurance carriers, and Tenant will indemnify, defend and hold Landlord harmless from all liability and expense arising from Tenant's violation of this Section 10.

         11.      NON-WAIVER OF BREACH.

                  The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, or to serve any notice, or to institute any action or summary proceedings, or otherwise to act as though this Lease had expired pursuant to any of the provisions of this Lease, shall not be construed as a waiver or relinquishment by Landlord for the future, of such covenant or option, or right thereafter to serve notice and to have this Lease expire under any provision of this Lease, but such covenant or option shall continue and remain in full force and effect. The receipt by Landlord of Rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made, unless expressed in writing and signed by Landlord or its duly authorized agent. The rights and remedies herein created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

         12. EVENT OF DEFAULT; REMEDIES; RELETTINGS; LEGAL COSTS; INTEREST; ACCORD AND SATISFACTION; CONCESSIONS; DEFAULT UNDER OTHER LEASES.

                  (A) EVENT OF DEFAULT. It is hereby mutually covenanted and agreed, that that any or all of the following shall be an "Event of Default" by
Tenant:

                           (i)      if Tenant should fail to pay promptly when
and as due any payment of Basic Monthly Rental, Additional Rent or other sums payable by Tenant hereunder (a "Monetary Default"), and if such Monetary Default is not fully cured within five (5) business days after written notice thereof from Landlord to Tenant (except that Landlord need not give Tenant more than two
(2) notices of non-payment of monthly rent installments in any one Lease Year, it being agreed an Event of Default shall exist without regard to such notice as concerns more than two (2) monthly rent defaults in a Lease Year); or if Tenant shall fail promptly and timely to keep and perform each and every covenant, condition and agreement not involving payment of money (a "Non-Monetary Default") herein contained and on the part of Tenant to be kept and performed, and if such Non-Monetary Default is not fully cured within thirty (30) days after written notice from Landlord to Tenant (or within such additional time as reasonably needed to cure same if Tenant acts diligently to and does cure same promptly and holds Landlord harmless from all liability and expense arising from such default and the existence thereof is not a default under any deed of trust on the Demised Premises and does not materially adversely affect the value, safety or security of the Demised Premises nor cause disturbance to other tenants of the Building or neighboring buildings); or if Tenant fails to keep in force any insurance herein required and such default is not cured within five
(5) business days after written notice, or if any act or omission of Tenant causes unreasonable interference with the use, occupancy or quiet enjoyment of any other tenant of the Building or of any neighboring building and is not abated within five (5) days after written notice from Landlord; or

                           (ii)     if Tenant shall abandon or evidence any
intention to abandon the Demised Premises and fail to pay any Rent due under the Lease; or,

                           (iii)    if the Tenant's estate hereby created shall
be taken on execution or other process or law; or

                           (iv)     if there shall occur any of the events
described in Section 5 hereof which entitle Landlord to terminate this Lease pursuant to said Section 5;

                  (B) REMEDIES. In each and every such Event of Default, from thenceforth and at all times thereafter, at the exclusive and absolute option and discretion of Landlord, the Tenant's right of possession of the Demised Premises shall thereupon cease and terminate, and Landlord, in addition to its right to distrain for Rent, shall be entitled to the immediate possession of the Demised Premises and to remove all persons and property therefrom and to re-enter the same without further demand of Rent or demand of possession of said Demised Premises, with process of law and without becoming liable to prosecution therefor, any statutory or other notice to quit or of intention to re-enter being hereby expressly waived by Tenant; and in the event of such re-entry or retaking by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the full Rent to the date of retaking or re-entry. Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent which Landlord may thereby sustain in respect of the balance of the term; and in such case Landlord reserves full power, which is hereby acceded to by Tenant, to re-let said Demised Premises or any portion(s) thereof as Landlord may select, upon such terms and rentals as Landlord may deem proper (which re-lettings may be for a term lesser or longer than the term of this Lease, at Landlord's exclusive discretion), all at the risk and cost and for the benefit of Tenant in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages, at the option of the Landlord, may be recovered by it at the time of the retaking or re-entry, or in separate actions, from time to time, as Tenant's obligation to pay Rent would have accrued if the term had continued, or from time to time, as said damages shall have been made more easily ascertainable by relettings of the Demised Premises, or such action by Landlord may at the option of Landlord be deferred until the expiration of the term, in which latter event the cause of action shall not be deemed to accrue until the date of the termination of said term.

                  (C) RELETTINGS. All rents received by Landlord in any such reletting shall be applied first to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Demised Premises and in reletting the same, including also brokerage commissions and fees and costs of renovations and alteration of the Demised Premises, second, to the payment of any costs and expenses incurred by Landlord, including also making necessary repairs to the Demised Premises or in curing any default on the part of Tenant in any covenant or condition herein made binding upon Tenant, and, last, any remaining rent shall be applied toward the payment of Rent due from Tenant under the terms of this Lease, with interest at the rate of FIFTEEN PERCENT (15%) per annum or at the highest lawful rate under then applicable Maryland laws, whichever is less, and Tenant expressly agrees to pay any deficiency then remaining. Landlord, however, at its option, may refrain from terminating Tenant's right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full term thereof.

                  (D) LEGAL COSTS. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, the parties shall pay their respective costs and attorneys' fees relating thereto. If Landlord is the prevailing party in any action or proceeding against Tenant, then Tenant's payment of Landlord's costs and attorneys' fees relating thereto shall be considered a payment of Additional Rent.

                  (E) INTEREST. If a Monetary Default by Tenant occurs under any terms of this Lease, Tenant shall pay Landlord, in addition to the amount so in default and any Late Charges that may be applicable, interest at the rate of FIFTEEN PERCENT (15%) per annum, or the highest lawful rate, whichever is less (the "Default Interest Rate"), from the date the payment was due until the date Landlord receives said payment. If a Non-Monetary Default by Tenant occurs under any provisions of this Lease, Landlord at its sole option and discretion may take the action to cure such Non-Monetary Default (without any obligation to do so) in addition to and without waiving any other remedies, and Tenant will reimburse Landlord promptly on demand for all reasonable costs incurred by Landlord plus interest at the Default Interest Rate from the date Landlord pays for such incurred costs until the date Landlord receives payment from Tenant.

                  (F) ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, to be applied in such amounts and in such order as Landlord may determine at its sole option.

                  (G) CONCESSIONS. Any abatements of Rent or other economic incentives (such as moving allowances, the cost of performing Landlord's Work, brokerage fees, or any other cash payments or allowances) made by Landlord to or on behalf of Tenant in conjunction with this Lease (the "Concessions") are subject to the condition that during the Initial Term of the Lease, Tenant will faithfully comply with all of the terms and conditions of the Lease. If, after an Event of Default, Landlord terminates the Lease and takes possession of the Demised Premises to mitigate its damages, then Tenant shall reimburse Landlord as Additional Rent for the cost of the Concessions multiplied by a fraction, the numerator of which shall be the number of months remaining in the Initial Term after the Event of Default occurs, and the denominator of which shall be the number of months in the Initial Term of this Lease. Notwithstanding the above, under no circumstances shall Landlord be allowed to recover any damages for Concessions that are included in any other damages awarded to and collected by Landlord pursuant to the provisions of this Lease.

                  (H) DEFAULT UNDER OTHER LEASES. It is further understood and agreed that if Tenant is in default or breach beyond any applicable grace or cure periods under any other lease or leases between Tenant as tenant and Landlord or any partnership, joint venture, corporation or other entity or parties affiliated with Landlord in which Landlord's partners or any of them has an ownership interest, then in any such event such default or breach shall constitute an Event of Default by Tenant under this Lease at the option and exclusive discretion of Landlord, entitling Landlord to exercise any or all rights and remedies provided herein (including without limitation those in Section 12 hereof), in addition to and without limitation of any rights and remedies under such other lease(s).

         13.      LANDLORD'S LIABILITY.

                  If Landlord shall sell, convey or otherwise transfer or dispose of the Demised Premises and/or the Building in which same is located, and if the purchaser then assumes all obligations of the Landlord under this Lease, then the undersigned Landlord shall be deemed to be released of all obligations hereunder, effective from and after the date of such transfer. Landlord's liability under this Lease shall be limited to its ownership interest in the Building. However, in no event shall any partners in Landlord ever have any personal liability under this Lease, nor may this Lease be enforced against any such partners in Landlord, nor shall Tenant have any recourse to any assets or properties of any partners in Landlord for enforcement of any provisions of this Lease.

         14.      TENANT'S SIGNS.

                  Tenant shall have the right, with Landlord's consent, to install signage on the Building, in compliance with applicable Laws and the covenants in Seneca Meadows Corporate Center, identifying Tenant as the occupant of the Building. Tenant shall not place any signs or other forms or kinds of advertising in or about the Demised Premises, which may be visible from the exterior thereof, without Landlord's prior written consent in each instance. Any signs installed by Tenant shall be installed at its own expense and in compliance with all applicable laws, and shall be removed by Tenant by the expiration or termination hereof, with all damage to Landlord's property repaired by and at the expense of Tenant.

         15.      LANDLORD'S SIGNS.

                  Tenant agrees that Landlord and its agents shall have the right to place a "For Lease" sign in the front or exterior of the Demised Premises at all times during the last six (6) months of the term hereof, and a "For Sale" sign at any time, provided said signs do not block the visibility of Tenant's signs and do not interfere with Tenant's use of the Demised Premises. Tenant will not disturb or obstruct visibility of any such signs.

         16.      ENTRY AND ACCESS.

                  (A) Tenant further agrees that the Landlord and/or its representatives, contractors and employees shall have the right at all reasonable times, during business hours, upon prior notice and if accompanied by an escort of Tenant, if Tenant so desires, and at any time without notice or escort in emergencies, to enter upon the Demised Premises to inspect the same or make engineering surveys, exploratory excavations, repairs, alterations and additions, and to perform any work required of Landlord under this Lease or which Landlord deems necessary for the safety or preservation of the Demised Premises or of the Building, including also any work required of Tenant in respect of which Tenant is in an Event of Default. Tenant also agrees to permit Landlord and/or its agents to show the Demised Premises to prospective tenants at all reasonable times after prior notice and accompanied by an escort of Tenant during the last six (6) months of the term hereof and any time after Tenant has given Landlord notice of termination of this Lease under any provision hereof entitling Tenant to do so, or if Tenant is in an Event of Default or subject to any Events of Bankruptcy.

                  (B) If Tenant shall have vacated and abandoned the Demised Premises, then the Landlord and/or its representatives, contractors and employees shall have the right to enter the Demised Premises, by force or otherwise if necessary and without being liable therefor, and without in any manner affecting Tenant's obligations under the Lease. The exercise of such reserved right by Landlord shall not be deemed a disturbance of Tenant's right of Quiet Possession under the Lease, shall not affect Tenant's obligation to pay Rent under the terms of the Lease, shall not be deemed to constitute actual or constructive eviction, and shall not subject Landlord to any liability to Tenant therefor.

         17.      EMINENT DOMAIN.

                  Tenant agrees that if the said Demised Premises, or any part thereof, shall be taken, condemned or acquired for public or quasi-public use or purpose by any competent authority, whether by condemnation proceedings, lease or purchase, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, lease or purchase; it being agreed that the full amount of such award, or other proceeds, if any, made or paid by the taking authority shall be paid to and retained by Landlord free of any claim by Tenant to any portion thereof; and all right of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Should all or a substantial part of the Demised Premises be so taken or acquired, the term of this Lease shall cease and terminate from the date of the taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or for any other matters. All Rent and other sums payable by Tenant hereunder shall be adjusted and paid by Tenant to the date on which Tenant is required, by said taking authority, to surrender possession of said Demised Premises. However, if the portion of the Demised Premises so taken or acquired does not render the Demised Premises unusable for the purposes herein permitted, then this Lease shall not terminate, but shall continue in effect with the Rent reduced in proportion to the area of the Demised Premises so taken or acquired. Notwithstanding the foregoing provisions of this Section 17, Tenant shall have the right at its own expense, and in a separate action from Landlord's condemnation proceedings, to pursue against the condemning authority claims for Tenant's relocation expenses and other losses (excluding loss of the leasehold) necessitated by such taking of the Demised Premises, provided that no such claim of or award to Tenant shall reduce, delay, interfere with or otherwise in any manner adversely affect any claims of or award to Landlord for taking of Landlord's interest in the Demised Premises, this Lease, the Building, the Land appurtenant thereto or any other claims to which Landlord is entitled.

         18.      CONSENT.

                  Whenever the consent or approval of the Landlord or Tenant is required under this Lease, such consent will not be unreasonably withheld, conditioned or delayed, except as otherwise herein provided for exclusive discretion given to Landlord. The party giving its consent, or the reasons for not giving consent, shall respond in writing to the other party's request for consent within ten (10) business days of its receipt of such request (but shall not be deemed to grant such consent nor to waive any rights by failing to respond within said period).

         19.      TENANT'S PROPERTY.

                  The Tenant further covenants and agrees that all personal property in and upon the Demised Premises shall be and remain there at Tenant's sole risk, and the Landlord and its partners, agents and employees (collectively, "Landlord Parties") shall not be liable for any damage to or loss of any personal property arising from any acts or negligence of any other persons, nor from the leaking of the roof, nor from the bursting, leaking or overflowing of water, sewer or steam pipes, nor from heating or plumbing fixtures, nor from the handling of electric wires or fixtures, nor from any other cause whatsoever, nor shall the Landlord or any Landlord Parties be liable for any injury to the person of the Tenant or other persons in or about the Demised Premises, (unless and only to the extent caused by the negligence or willful misconduct of the respective Landlord Parties); the Tenant expressly agreeing to save the Landlord harmless in all such cases and to carry public liability insurance in a company as provided in Section 6 hereof. Tenant covenants and agrees that it will not operate any machinery in the Demised Premises which may cause unreasonable vibration or damage to the Demised Premises or unreasonably disturb or annoy other tenants, nor to use a loud speaker or any other device nor conduct any activity in or at the Demised Premises which can be heard outside the Demised Premises. No storage of any kind will be allowed on the exterior of the Building, or on the Common Areas serving the Building.

         20.      SUBORDINATION.

                  Tenant further covenants and agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or deed of trust encumbrance or encumbrances now or at any time hereafter placed upon said Demised Premises by Landlord, and to any and all renewals, modifications, consolidations, recastings, refinancings and replacements thereof (collectively or separately the "Financing"), subject, however, to the Tenant obtaining a non-disturbance agreement from the then applicable mortgagee as hereinafter provided. The Tenant agrees to execute and deliver to Landlord or its mortgagees within seven (7) days after each request any and all instruments necessary to effect such subordination and non-disturbance which the Landlord or its mortgagees may request or require. Notwithstanding the subordination of this Lease as aforesaid, any present or future mortgagee or beneficiary under any mortgage or deed of trust covering such Financing at its option may require that this Lease shall be senior in lien to such mortgage or deed of trust, and that this Lease shall not terminate in the event of foreclosure of any such mortgage or deed of trust. Tenant covenants and agrees in the event of foreclosure of any such mortgage or deed of trust, within seven (7) days after request of the purchaser or mortgagee, to attorn to the purchaser upon such foreclosure sale and to recognize such purchaser as the landlord under this Lease, and Tenant agrees to execute and deliver at any time, within seven (7) days after request of Landlord or of any such mortgagee any instrument which may be necessary in any such foreclosure proceeding or otherwise to evidence such attornment. At or within a reasonable time following execution of this lease, or anytime thereafter, as applicable for any Financing, and in such case, provided Tenant is not in an Event of Default hereunder nor subject to any one (1) or more Events of Bankruptcy, Landlord agrees to arrange for Landlord's then current mortgagee to join with Tenant (and with Landlord if the mortgagee so requires) in executing a non-disturbance, subordination and attornment agreement in form and content reasonably satisfactory to the current mortgagee, whereby such subordination of this Lease to Landlord's deeds of trust is confirmed but the mortgagee agrees that this Lease and Tenant's rights hereunder will not be terminated by a foreclosure by such mortgagee so long as Tenant is not in an Event of Default under this Lease, and whereby Tenant grants the attornment pursuant to the terms and conditions to be set forth in the non-disturbance, subordination and attornment agreement referenced above. Any mortgagee or foreclosure purchaser or their successors in interest shall not (a) be bound by any prepayment of Rent or other sums more than thirty (30) days in advance paid by Tenant to any prior landlord (including Landlord), nor (b) be bound by any amendment to this Lease or by any waiver or forbearance by any prior landlord (including Landlord) made without prior written consent of such mortgagee, nor
(c) be liable for any act, omission or default of any prior landlord (including Landlord), nor (d) be subject to any offsets or defenses Tenant may have against any prior landlord (including Landlord), nor (e) be accountable hereunder for a Security Deposit posted by Tenant hereunder (except to the extent received by such mortgagee or foreclosure purchaser, as the case may be). Any mortgagee of Landlord shall be discharged of all obligations hereunder which may have arisen from its becoming a mortgagee in possession, and landlord, or otherwise after such mortgagee disposes of its interest in the Demised Premises.

         21.      FIRE INSURANCE.

                  Tenant will not carry on any activity in the Demised Premises, or do or permit anything to be done therein, which is contrary to any law, ordinance, order or regulation of the federal, state, county or municipal government, or of any board, agency or department thereof; and Tenant shall not permit nor do anything which would increase the Basic Rate (as defined below) of the Landlord's fire insurance on the Building as established by the appropriate agency having jurisdiction. For purposes of definition herein, the "Basic Rate" shall be such rate as published by the said appropriate agency, exclusive, however, of any excess or surcharges appended thereon by virtue of or directly attributable to so-called faults of management. If Tenant's use or occupancy of or business at the Demised Premises causes an increase in the final rate of Landlord's insurance on the Building or the Demised Premises over and above the Basic Rate for construction of this type occupied for the purposes permitted hereunder, then Tenant, upon written notice from Landlord, shall immediately take all necessary steps to eliminate the excess charge attributable to such faults of management. Should Tenant refuse or fail to take such action as may be necessary to eliminate the cause for said excess charges, Tenant shall pay to Landlord on demand as Additional Rent, that portion of the aforesaid fire and extended coverage insurance premium caused by such excess charge on all outstanding insurance carried on the Demised Premises and/or the Building of which same are a part.

         22.      PARKING AREAS.

                  (A) Landlord shall provide free, on-site surface parking for the use in common of all tenants in the Building at the rate of approximately three and one-half (3.5) parking spaces per 1,000 square feet of rentable area in the Building. Landlord agrees, at Landlord's expense, to mark fifteen (15) parking spaces in the parking lot adjacent to the main entrance to the Demised Premises as "Reserved" for the benefit of Tenant. However, Landlord shall not be responsible for ensuring that those spaces are used exclusively by Tenant.

                  (B) Tenant further agrees to keep the parking area in front of the Demised Premises (between the Building line and public property) clean and free of Tenant's and its invitees' merchandise, property, abandoned vehicles and equipment, at its own expense. In the event that Tenant shall fail to abide by the foregoing provisions of this Lease, and it becomes necessary for Landlord to perform same, Tenant agrees, after written notice from Landlord and an opportunity to cure, to reimburse the Landlord for such reasonable expenses and costs occasioned by the Tenant's neglect.

         23.      PURPOSELY DELETED.

         24.      NOTICES.

                  All notices required or desired to be given under this Lease must be in writing, and sent via certified or registered U.S. First Class Mail, return receipt requested, postage prepaid, or by courier service, addressed if to Landlord at 9108 Gaither Road, Gaithersburg, Maryland, 20877, and if to Tenant at the Demised Premises, or to such other address as either party itself may from time to time designate to the other by like notice given at least ten
(10) days before the date such address change is effective. All such notices shall be deemed properly given if given as aforesaid and deposited in a United States post office or mail box, as concerns certified or registered mail. The date of giving such notices shall be deemed to be the second business day after the date of deposit thereof as aforesaid as concerns mailed notices, or the date of receipt by the addressee or attempted delivery to the address in the case of notices sent by courier.

         25.      TENANT ESTOPPEL CERTIFICATES; LANDLORD CURE RIGHTS.

                  (A) TENANT ESTOPPEL CERTIFICATES. Tenant shall, without charge therefor, at any time and from time to time, within ten (10) days after request from Landlord (but in no event more than two (2) times in any calendar year), execute, acknowledge and deliver to Landlord a written estoppel certificate (in form and contents reasonably requested by Landlord), certifying to Landlord and/or any mortgagee, assignee of a mortgagee, any master landlord or any purchaser of the Building or Demised Premises, or any other party designated by Landlord, as of the date of such estoppel certificate, as to all or such of the following matters as reasonably requested by Landlord, to the extent such matters then are the case (and if not, then stating all details to the contrary thereof), namely: (a) that Tenant has accepted and is occupying the Demised Premises covered by this Lease; (b) that the Demised Premises have been completed as required by the terms of this Lease; (c) that the Lease is in full force and effect, and that no known Events of Default now exist thereunder; (d) that this Lease constitutes the entire agreement between Landlord and Tenant and has not been modified; (e) that the Lease Rents are now being paid on a current basis, and the date to which any Rent has been paid in advance; (f) that Landlord has fulfilled all of its duties of an inducement nature, and neither Landlord nor Tenant is in an Event of Default under the Lease; (g) that in the event the Tenant receives written notice from Landlord's mortgagee stating that a default has occurred under its deed of trust loan, and that the mortgagee requires payment of rent to it, then the Tenant will thereafter remit all Rent payments as directed and to the address set forth in such written notice; (h) that there are no off-sets or credits against Rents, and Rents have not been prepaid more than thirty (30) days in advance; (i) that Tenant has received no notice of a prior assignment, or pledge of Rents, under this Lease; (j) complete details of any matters of which Tenant has knowledge or which Tenant claims, which are contrary to the statements contained in clauses
(a) through (f) inclusive, (h) and (i) of this Paragraph; (k) the commencement and expiration dates of the then operation term hereof, and of any then exercised renewal terms; (l) such other matters concerning this Lease, the parties hereto and/or the Demised Premises as Landlord may reasonably request; and (m) that Tenant understands such Estoppel Certificate is being relied on by the mortgage lender or purchaser requesting same as an inducement to its loan or purchase.

                  (B) LANDLORD CURE RIGHTS. Landlord shall not be deemed to be in default under any of its obligations under this Lease unless (a) Tenant has given to Landlord (and to each of Landlord's mortgagees of whom Tenant has been given written notice of such mortgagee's name and address) written notice of such Landlord default, and (b) such default of Landlord has not been cured by Landlord or its mortgagee within thirty (30) days after their receipt of such notice or within such additional time as may reasonably be necessary to cure same if Landlord or its mortgagee acts with commercially reasonable diligence to cure same (provided, that such mortgagee shall have such reasonable additional time to cure same as may be necessary to enable it to exercise any rights under its deed of trust and other loan documents, including foreclosure and acquisition of control and/or possession of the Demised Premises and Building). The cure periods aforesaid afforded Landlord and its mortgagees shall be further extended by all delays in such cure actions caused by fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment, materials or utilities, power outages, acts of God or the public enemy, vandalism, governmental requirements, action or inaction or other causes not reasonably within their control. Tenant shall not be entitled to exercise any legal remedy for any default of Landlord unless same remains uncured beyond the grace period after receipt of written notice as aforesaid. Landlord shall not be deemed in default under this Lease, if Landlord or its mortgagee(s) cure(s) such default within the applicable grace period after notice as aforesaid. Tenant's rights and remedies with respect to any default of Landlord hereunder shall be subject to the terms and provisions of this Lease, and in no event shall include any right of Tenant to withhold or to any abatement or setoff with respect to any Rent or other sums payable by Tenant under this Lease, nor any right to terminate this Lease.

         26.      MORTGAGEE REVISIONS.

                  If requested by Landlord's mortgage lender, Tenant agrees to join with Landlord in executing such amendments to this Lease as such lender may require, provided same do not increase the rentals or other amounts payable by Tenant hereunder, nor materially alter Tenant's rights and/or obligations or Landlord's rights and/or obligations under this Lease.

         27.      QUIET POSSESSION.

                  Landlord covenants and agrees with Tenant that upon Tenant's paying the Rent and Additional Rent and observing and performing all terms, covenants and conditions of this Lease on Tenant's part to be performed, Tenant shall during the term of this Lease have quiet possession of the Demised Premises (subject, however, to all terms, conditions and provisions of this Lease), without interference by Landlord.

         28.      MISCELLANEOUS GENERAL PROVISIONS.

                  (A) JOINT AND SEVERAL. In case two (2) or more persons or parties shall constitute the Tenant hereunder, the covenants, obligations and agreements herein made binding upon the Tenant shall be the joint and several obligations of all such persons and parties.

                  (B) ENTIRE AGREEMENT. This Lease, including the exhibits referenced herein and annexed hereto, constitutes the entire agreement of the parties in respect of the Demised Premises thereby leased, and there are no oral agreements between the parties. This Lease cannot be modified or amended, except by written instrument executed by Landlord and Tenant.

                  (C) WAIVER OF JURY TRIAL. The Tenant and Landlord waive all right to trial by jury in any proceeding which may be instituted by one party against the other party in respect of the Demised Premises or this Lease.

                  (D) SEVERABILITY. If any provision of this Lease shall at any time be finally adjudicated to be invalid or illegal by any court of competent jurisdiction, this Lease shall not be invalidated thereby; and in such event this Lease shall be read and construed as if such invalid or illegal provision had not been contained herein, but only to the extent same is so adjudicated to be invalid or illegal.

                  (E) HEADINGS. The paragraph or section captions hereof are for convenience of reference only and shall not limit or affect the provisions hereof.

                  (F) MINIMUM TEMPERATURE. Tenant at its own expense agrees to maintain the temperature level in the Demised Premises at a level sufficient to prevent freezing of or damage to any water or sprinkler pipes or lines in or serving the Demised Premises.

                  (G) BUSINESS DAYS. For purposes hereof, the phrase "business days" shall mean Mondays through and including Fridays, excluding holidays on which federal government and Maryland State government offices are closed.

                  (H) AUTHORITY OF PARTIES. Landlord and Tenant represent to each other that each is duly organized, validly existing and in good standing under the laws of their respective states of formation, and that each of the individuals signing this Lease on behalf of Landlord and Tenant have the full right, power, capacity and authority to execute and deliver this Lease as a binding and valid obligation of the Landlord and Tenant as the case may be hereunder.

                  (I) APPLICABLE LAW. This Lease shall be construed under the laws of the State of Maryland, without regard to choice of law or conflict of laws principle.

                  (J) INTERPRETATION. The parties confirm they have been represented by their own counsel in the negotiation and preparation of this Lease, and no provision of this Lease shall be construed against Landlord based on any rules of construction which assume that Landlord has prepared this Lease or that same should be construed against the party preparing same.

                  (K) LANDLORD APPROVAL. All powers of approval given to Landlord under this Lease, and exercise thereof, are solely for its benefit and do not constitute any representation or warranty from Landlord.

                  (L) DRAFT NOT BINDING. Submission of this Lease in any number of drafts unexecuted by Landlord and Tenant shall not constitute a reservation of or option for lease, nor shall any negotiations between Landlord and Tenant constitute a legally binding obligation of Landlord and Tenant of any kind; it being agreed that this Lease shall only be binding upon Landlord and Tenant when fully executed by Landlord and Tenant with a counterpart fully executed original hereof received by each of said parties.

                  (M) BINDING EFFECT. The provisions of this Lease shall bind, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and (subject to Section 7 hereof) assigns.

                  (N) GENDERS; PRONOUNS. Wherever required in the context, the singular number shall include the plural number, the plural number shall include the singular number, and the use of any gender shall be deemed to include all genders. It is understood and agreed that the relationship between Landlord and Tenant created by this Lease is that of landlord and tenant only and no other and they shall not be deemed partners or agents of the other party hereto.

         29.      RENEWAL OPTIONS.

                  (A) OPTIONS. Provided that no Event of Default of Tenant exists under this Lease at the time of exercise of any of these renewal options, or at time of commencement of any of the renewal terms, the Tenant shall have the right and option to renew and extend the term of this Lease for TWO (2) additional, consecutive periods of FIVE (5) YEARS each (each a "Renewal Term"), commencing therefor at 12:01 a.m. on the day immediately following the expiration date of the Initial Term or of the immediately expired prior Renewal Term, as the case may be. Each such renewal option may be exercised only by written notice from Tenant to Landlord given at least two hundred seventy (270) days prior to the expiration of the then current term hereof. Such renewal shall be upon the same terms and conditions of this Lease, except that Tenant shall be limited to said two (2) Renewal Terms, and Landlord shall not be obligated to perform, pay for or grant Tenant any allowance for any work described in Paragraph 2(B) hereof or any other work for the Demised Premises during or with respect to the Renewal Terms. If Tenant fails to exercise its option for the first Renewal Term provided herein, then both renewal option rights shall automatically lapse and become null and void. The renewal option rights herein shall apply only with respect to the entire Demises Premises under this Lease, and shall not be assignable by Tenant without Landlord's prior written consent in each case (except as provided in Section 7 above).

                  (B) RENEWAL RENT. Basic Annual Rental during the Renewal Terms shall be at NINETY-FIVE PERCENT (95%) of the prevailing rate (including also annual increases, other additional charges, and market concessions) as reasonably determined by Landlord and Tenant for other similar space in the Germantown and Gaithersburg sub-markets (the "Renewal Rental"). Notwithstanding the foregoing, the Renewal Rental payable by Tenant for the first lease year of the first Renewal Term shall not be less than the Basic Annual Rental payable by Tenant during the seventh (7th) Lease Year of the Initial Term, nor more than one hundred five percent (105%) of the

Basic Annual Rental payable by Tenant during the 10th Lease Year of the Initial Term. The Renewal Rental payable by Tenant for the first Lease Year of the second Renewal Term shall not be less than the Basic Annual Rental payable by Tenant during the third (3rd) Lease Year of the first Renewal Term, nor more than one hundred five percent (105%) of the Basic Annual Rental payable by Tenant during the 5th Lease Year of the first Renewal Term. Landlord shall notify Tenant as to the Renewal Rental within ten (10) business days after request by Tenant for such information, which request shall be made by Tenant not earlier than two hundred seventy (270) days before the end of the then current Term. Basic Annual Rental shall be payable during the Renewal Terms in the manner as prescribed in this Lease. In addition to the Renewal Rental, Tenant shall pay to Landlord, at the times indicated herein, the Additional Rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

         30.      REMOVAL BY TENANT.

                  (A) By the expiration of the Initial Term (or any duly exercised Renewal Term, as the case may be), or any termination of this Lease, Tenant shall have removed from the Demised Premises all of Tenant's and its assignees' and subtenants' merchandise, furniture and other personal property (excluding any items which belong to Landlord or which are not to be removed by Tenant, as elsewhere provided), and Tenant at its own expense will promptly repair any damage done to the Demised Premises or the Building of which same are a part by installation or use thereof or by any such removal, reasonable wear and tear excepted. Any of Tenant's property not removed by the expiration or termination of this Lease shall, at Landlord's option, be deemed abandoned and may be retained, disposed of or otherwise dealt with by Landlord as it deems fit (and all at the risk, cost and expense of Tenant).

                  (B) Prior to the expiration or termination of this Lease, Tenant shall cause the Demised Premises to be inspected for Hazardous Substances (as defined in Section 34, including radioactive material) by a reputable company regularly engaged in providing environmental assessments and consulting services (the "Testing Company"). Tenant shall provide Landlord with a written report of such inspection (the "Inspection Report"). In the event that the Inspection Report indicates the existence of radioactive or other Hazardous Substances, then Tenant shall have the Demised Premises cleaned and decontaminated prior to the expiration or termination of the Lease, and Tenant shall provide Landlord with a written report from the cleaning and decontamination contractor upon completion of such work. Tenant shall then cause the Testing Company to re-inspect the Demised Premises and issue a follow-up report, which report must indicate that the Demised Premises are free of radioactive or other Hazardous Substances in order to satisfy Tenant's obligations under this Section 30 of the Lease.

         31.      LIEN ON TENANT'S PROPERTY.

                  Landlord's lien for Rent upon all of the goods, wares, chattels, fixtures, furniture and other personal property of Tenant which may be in or upon the Demised Premises during the term of this Lease or any renewal, extension or holdover term shall be subordinated to the rights of a lender who acquires a security interest in the property of the Tenant in accordance with the Landlord's Consent & Waiver, the form of which is attached hereto as EXHIBIT "F" and made a part hereof. However, Landlord will at all times retain ownership of and all rights to the leasehold improvements without subordination to a Tenant lender. Notwithstanding anything to the contrary contained herein, Landlord agrees that the following personal property of Tenant is expressly exempt from Landlord's lien as set forth in this Section 31, and that at no time shall Landlord have any claim or rights with respect thereto: all scientific instrumentation, computers, routers, storage devices and servers used in Tenant's business and research, all data generated by or created for Tenant, all software developed or adapted by or for Tenant, all databases to which Tenant has contributed data or had data contributed on its behalf, all biological samples, chemical compounds or reagents held by Tenant, all intellectual property related to any of the foregoing (whether or not patented or patentable) together with all patent rights and other intellectual property rights therein and any other such proprietary thing as may pertain to Tenant's business, research, design, development activities or its collaborators, clients or Tenant affiliates, including but not limited to contract rights, licensing rights or royalty rights.

         32.      BROKERAGE.

                  Landlord and Tenant recognize Scheer Partners Inc. and Manekin LLC (the "Brokers") as the sole real estate brokers in connection with this Lease. Landlord agrees to pay Brokers a leasing commission for procuring this Lease pursuant to separate written commission agreements executed between Landlord and Brokers. Tenant and Landlord represent and warrant to each other that it has not engaged or dealt with any other real estate brokers or agent in connection with this Lease other than the Brokers. Tenant and Landlord agree to indemnify, defend and hold each other harmless, as the case may be, from any commission or other related claims, including court costs and reasonable attorneys' fees, which either party may suffer, incur or be made a party to as a result of any misrepresentation by the other party regarding other brokers used in connection with this Lease.

         33.      RULES AND REGULATIONS.

                  Tenant and its Permittees shall at all times abide by the Rules and Regulations attached hereto as EXHIBIT "B" and made a part hereof. In addition, Tenant and its Permittees shall abide by such other reasonable rules and regulations for the operation and maintenance of the Building as may be promulgated from time to time by Landlord to all tenants in the Building, with a copy sent to Tenant, provided, however, that the same are necessary in Landlord's reasonable judgment for the general well being, safety, care and/or for the cleanliness of the Building or its appurtenances, and that the same apply to all tenants of office or warehouse space in the Building similar to the Demised Premises. Nothing contained in this Lease shall be construed to impose on Landlord any duty to enforce such Rules and Regulations against any other tenant, and Landlord shall not be liable to Tenant for violations of the same by any other tenant or its Permittees. However, Landlord will use reasonable efforts to cause other tenants in the Building to cease having any excessive noise or noxious fumes emanating outside their space which unreasonably disturb Tenant, but Landlord will not be liable therefor nor shall this Lease be affected thereby. If there is any inconsistency between this Lease and said Rules and Regulations, this Lease shall govern.

         34.      ENVIRONMENTAL HAZARDS; LANDLORD'S REPRESENTATION.

                  (A) In the conduct of its business at the Demised Premises, Tenant covenants and agrees at its own expense to comply with all Environmental Laws (as hereinafter defined) applicable to the Demised Premises, and not to store, use, or dispose of any Hazardous Substances (as hereinafter defined) in, at or about the Demised Premises, except reasonable amounts of such substances that are necessary for the lawful conduct of Tenant's business operations and consistent with the permitted Tenant's Use (as set forth in Section 3(A)) at the Demised Premises, none of which shall be stored, used or disposed of in a manner which violates any Environmental Laws or endangers human health or habitation or damages the Building, Common Areas or Land or subjects Landlord to any expense or liability or violates this Section 34, and Tenant agrees not to cause, permit or suffer any "Release" (as that term is defined or used in any Environmental Law) of any Hazardous Substances from the Demised Premises or onto or into the soil, groundwater or air or any water, sewer or other drains or storm water management facilities at or near the Demised Premises in violation of any Environmental Laws or which endangers human health or habitation or damages the Building, Common Areas or Land or subjects Landlord to any expense or liability or violates this Section 34. The phrases "Environmental Laws" and "Hazardous Substances", as used herein, are defined, as follows:

                           (i) The term "Environmental Laws" means and includes,
without limitation, or any federal, state, county or local law, statute, regulation or ordinance pertaining to health, industrial hygiene, pollution, or environmental or ecological conditions including without limitation each of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S. Code Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), 42 U.S.C. Sections 6901 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Demised Premises or the use or operation thereof. The phrase "U.S.C." as used herein refers to the United States Code.

                           (ii) The term "Hazardous Substance", as used herein,
means and includes, without limitation: (1) Those substances included within the definitions of "hazardous substances," "hazardous materials", "toxic substances" or "solid waste" in any Environmental Laws; (2) Those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (3) Those other substances, materials and wastes which are or become regulated under any applicable federal, state, county or local law, regulation or ordinance, or by any governmental agency, board, commission or other governmental body (including any regulations promulgated thereunder), or which are or become classified as hazardous or toxic by any such law, regulation, or ordinance; and (4) Any material, waste or substance which is any of the following: (a) asbestos; (b) polychlorinated biphenyls (PCB's); (c) any substance at any time designated or listed as a "hazardous substance" pursuant to Sections 311 or Sections 307 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.); (d) explosive; (e) radioactive substance; (f) carcinogenic substance, or (g) chlorofluorocarbons (CFC' s).

                  (B) Tenant shall defend, indemnify and hold Landlord and its partners, members and agents and its and their successors and assigns harmless from and against any and all loss, damage, costs, expense and liability (including, without limitation, reasonable attorneys' fees and court costs) directly or indirectly arising out of or attributable to the installation, use, generation, manufacture, production, storage, Release or threatened Release, discharge, disposal or presence of any Hazardous Substance, in, under or about the Demised Premises or in any drains or utility lines thereof or of the Building, Common Areas or Land or any lands owned by Landlord or its affiliates by Tenant or any Tenant Permittees, or arising out of the violation by Tenant or any Tenant Permittees of any Environmental Law applicable to the Demised Premises, including without limitation: (i) all bodily injury or death and property damage; (ii) the costs of any required or necessary repair, cleanup, abatement, removal, disposal, detoxification and other remedial measures; and
(iii) the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the termination or expiration of this Lease for the applicable periods of statutes of limitation.

                  (C) LANDLORD'S REPRESENTATION. Landlord represents and warrants that to the best of Landlord's actual knowledge, there are no Hazardous Substances located in, on or under the Building or the Land and Landlord has received no notices concerning violation of any laws relating to Hazardous Substances with respect to the Building or the Land. If Hazardous Substances are discovered in the Building or on the Land after the Commencement Date and were not caused or permitted by Tenant or its Permittees, Landlord will be responsible for the costs and expenses associated with regulatory requirements to eliminate any violations of law resulting from such presence and Landlord shall indemnify and hold Tenant and Tenant's employees, assignees, agents and invitees, harmless from any and all claims, costs, liabilities or expenses associated with such Hazardous Substances.

         35.      ROOF & SITE RIGHTS.

                  Tenant shall have the right to install, free of charge, at Tenant's sole cost, risk and expense, reasonable amounts of mechanical or other equipment (the "Tenant Equipment") on the roof of the Building and/or on portions of the Land, in an amount and of a type determined by Tenant, subject to Tenant's compliance with the all applicable Laws, the Covenants, Conditions and Restrictions in Seneca Meadows Corporate Center, and subject further to Landlord's prior written approval of location, placement, plans and specifications for the Tenant's Equipment and type and placement of all cabling and wiring ancillary thereto, all of which Landlord approvals shall not be unreasonably withheld, conditioned or delayed. Landlord makes no representation concerning the suitability of the rooftop or the Land as a location for the Tenant's Equipment, and Landlord's approval of Tenant's plans and specifications shall in no event be construed as constituting such a representation. Tenant shall be responsible, at its own expense, for obtaining and maintaining in full force and effect all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Tenant's Equipment and for paying all fees attendant thereto and for complying with all other Laws relating to the Tenant's Equipment. If the Tenant's Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto and for the removal thereof on or before termination of this Lease. Tenant shall coordinate with Landlord's property manager concerning any penetration of the roof or the exterior facade of the Building, and shall in no event take any action that will void any then-existing roof warranty. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Tenant's Equipment shall be performed promptly by Tenant at its sole expense, and Tenant, at its sole expense, shall repair any damage to the Building caused by the installation or removal of the Tenant's Equipment and related cabling and wiring. In the event Tenant fails to remove the Tenant's Equipment on or before the expiration of the Term, Landlord may remove and dispose of such Tenant's Equipment at Tenant's risk and expense, and Tenant shall pay to Landlord upon request the entire reasonable cost thereof. Tenant's Equipment shall not interfere with the structure of the Building, any of the building systems, or, at any time that Tenant is not the sole tenant of the Building, the equipment (including airwaves reception and other equipment) of any other tenant in the Building or surrounding buildings who shall have similar rights to their own equipment and shall have exercised those rights prior to the exercise thereof by Tenant hereunder. Any such similar rights granted to any other tenant shall similarly restrict such other tenant's equipment from interfering with Tenant's Equipment, and Landlord shall enforce all such restrictions. If Tenant ceases at any time to be the sole Tenant of the Building, Tenant shall be responsible for and promptly shall correct and pay for any damage to or interference with the operation of the Tenant's

Equipment by any third party. Landlord shall have the right to require Tenant to relocate the Tenant's Equipment at Landlord's cost to another suitable location on the rooftop reasonably acceptable to Tenant, provided such relocation can be done at a time and in a manner that only minimally and temporarily interferes with Tenant's use of the Tenant's Equipment.

With respect to Tenant's Equipment, it is further agreed that: (a) no such equipment shall emit or produce any radiation, sound or light waves or other features including vibration, that is in violation of any Laws, nor involve or include Hazardous Materials in violation of any Laws or of Tenant's obligations pursuant to Sections 6 and 21 hereof, (b) Tenant will provide Landlord, upon request, copies of all permits for said equipment, (c) all installation thereof shall be done in compliance with the terms of this Lease, (d) all such equipment shall conform to the plans for same approved by Landlord and the permit authority, and (e) all of Tenant's rights under this Section 35 shall cease upon the expiration of the Term. Tenant shall not assign or sublet its rights under this Section 35 separate from an assignment or sublease of this Lease.

         36.      ADDITIONAL PROVISIONS.

                  (A) INTERRUPTION OF SERVICES. In the event that any essential service to be provided by Landlord under the Lease is interrupted or curtailed rendering the Premises untenantable for Tenant's Use for a period of 48 hours due to any cause or occurrence which Tenant believes to reasonably be within Landlord's control, then Tenant shall immediately give Landlord written notice thereof and provide therein such facts and evidence in support of any such claim. Within three (3) business days after receipt of Tenant's notice, Landlord shall notify Tenant of its determination (either orally or in writing) as to whether or not it is responsible for such service interruption. If such determination is conveyed orally, then Landlord shall provide Tenant with written notice thereof within seven (7) business days from date of oral notification. In the event that Landlord should accept responsibility for such occurrence as aforesaid, then all Rent for the Premises shall completely abate from and after such 48-hour period and shall continue abated until such service is fully restored. Notwithstanding anything herein to the contrary, Tenant shall have the right to pursue any other remedies that it may have available.

         IN WITNESS WHEREOF, the Landlord has caused this instrument to be executed by its undersigned Agent, and the Tenant has caused this instrument to be signed, and to be witnessed or attested on its behalf by its undersigned authorized officer(s), all done on the date first hereinabove written.

                                  LANDLORD:

                                  SENECA MEADOWS CORPORATE CENTER II L.L.C.

WITNESS:                          By:  PNC REALTY, INC., a Maryland corporation,
                                       its Managing Member

        /s/                       By:    /s/ Paul N. Chod          (SEAL)
---------------------------           -----------------------------
(SIGNATURE)                           Paul N. Chod, President

                                  TENANT:

WITNESS/ATTEST:                   ADVANCIS PHARMACEUTICAL CORPORATION

       /s/                        By:    /s/ Edward M. Rudnic         (SEAL)
---------------------------           --------------------------------
                                      Edward M. Rudnic, Ph.D., President & CEO
___________________________
(PRINT NAME & TITLE)

                                   EXHIBIT "A"

                                    SITE PLAN

We will attach a reduced copy of the site plan (Drawing C-1) as prepared by our civil engineer, Rodgers & Associates, on which we will highlight the Demised Premises, the Original Space, the Expansion Space, and the reserved parking areas, as those terms are defined in the Lease.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

         These Rules and Regulations are attached to the Lease and are to be incorporated therein by reference. Definition of terms are set forth in the Lease. In the event of any ambiguity or conflict between these Rules and Regulations and the terms and provisions of the Lease to which this Exhibit is attached, the terms of the Lease shall control.

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to promote the end that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant beyond any grace period provided for in the Lease, after notice from Landlord, shall be sufficient cause for termination of the Lease, at the option of Landlord. Any continuing violation of these rules and regulations by Tenant beyond any grace period provided in the Lease, after written notice from Landlord, shall be deemed an Event of Default.

         Landlord may at its exclusive discretion, upon request by any tenant, waive the compliance by such tenant with any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

         B-1.     The sidewalks, entrances, passages, courts, vestibules,
corridors and halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises. Landlord shall manage and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in a first class manner consistent with other buildings in the Germantown, Maryland area, and in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors and other common or public portions or facilities of the Building.

         B-2.     No awning or other projections shall be attached to the
outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in or used in connection with any window or door of the premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner approved by Landlord.

         B-3.     No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         B-4.     The water and wash-closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         B-5.     There shall be no marking, painting, drilling into or in any way defacing the exterior of the Building. Tenant shall not construct, maintain, use or operate within the premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof in writing by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the premises.

         B-6.     No animals, birds or pets of any kind shall be brought into or kept in or about the premises, or permitted by any tenant on the premises. No tenant shall cause or permit any offensive odors, vapors, or other substances to be produced upon or to emanate from the premises.

         B-7.     The use of the premises by each tenant as stated in its lease was approved by Landlord prior to execution of the lease and such use may not be changed without the prior written approval of Landlord.

         B-8.     No tenant shall make any unseemly or disturbing noises or
disturb or interfere with occupants of this or neighboring buildings. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         B-9.     No flammable, combustible or explosive fluid, chemical or
substance shall be brought or kept upon the premises unless in quantities and stored in a manner complying with all applicable fire codes and other laws and regulations and the requirements of Landlord's insurers.

         B-10.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the consent of Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, return to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the loss thereof. Tenant's key system shall be separate from that for the rest of the Building.

         B-11.    Tenant shall prohibit its employees and visitors from leaving trucks and other vehicles parked with their motors running, adjacent to the Building, for extended periods of time.

         B-12.    Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

         B-13.    The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

         B-14. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord or its management agent, and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

         B-15.    Canvassing, soliciting and peddling in the Building is
prohibited and each tenant shall cooperate to prevent the same.

         B-16. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant's to the Building.

         B-17.    Trash shall not be placed in the public corridors or
stairways.

         B-18.    Blinds installed by Landlord for the use of Tenant, or
curtains installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant's own expense.

         B-19.    All office and other machines shall be installed upon proper insulation or pads, to prevent vibration from such machines damaging the Building or annoying other occupants.

         B-20.    Tenant shall, at Tenant's expense, subscribe to a pest control service for its premises as necessary.

         B-21.    Tenant will not install any vending or coin operating machines without Landlord's consent, and if such vending machines are installed, proper ventilation shall be provided by Tenant.

         B-22.    Tenant may not store any equipment, furniture or boxes outside of the building, except as approved in writing by Landlord.

         B-23.    Purposely Deleted.

         B-24.    No bicycles, motorcycles, motor scooters or other vehicles of any kind shall be brought into, stored, operated or parked anywhere within the building or demised premises, and instead shall be parked in areas designated by Landlord.

         B-25.    All deliveries to, or shipments from, or service to, the
demised premises done by Tenant, its agents and contractors shall be conducted in such fashion and at such times as will not unreasonably interfere with or obstruct the orderly flow of pedestrian traffic into and out of the building.

                                   EXHIBIT "C"

                         LANDLORD'S WORK; BUILDING SHELL

C-1.     BUILDING SHELL PLANS & SPECIFICATIONS.

         The Building Shell for Building #5, Seneca Meadows Corporate Center, shall substantially include the improvements shown and described in the construction plans and specifications prepared for Landlord by the following consultants:

1.1      CIVIL ENGINEER:         Rodgers & Associates
                                 9260 Gaither Road
                                 Gaithersburg, Maryland 20877
                                 Telephone: (301) 948-4700, Fax: (301) 948-6256
                                 Contact: Kim McCary

                  C-1   Site Paving & Storm Drain Plan
                  C-2   Site Details
                  C-3   Sediment Control Plan
                  C-4   Sediment Control Notes & Details
                  C-5   Storm Drain Profiles & Bay Saver Details
                  C-6   Drainage Area Map
                  C-7   On Site Water & Sewer Plan
                  C-8   Landscape & Lighting Plan
                  C-9   Landscape & Lighting Detail Plan
                  C-10  Signage & Lane Marking Plan

1.2      ARCHITECT:     Banta Campbell Architects, Inc. ("Landlord's Architect")
                        6315 Hillside Court, Suite C
                        Columbia, Maryland 21046
                        Telephone: (410) 290-9006, Fax: (410) 290-9007
                        Contact: Mark D. Banta, AIA

                  CS    Cover Sheet
                  A0.0  Index Sheet - Abbreviations & Symbols
                  A0.1  Door & Finish Schedules with Door & Wall Types
                  A-1   Floor Plan
                  A-1.1 Sidewalk Plan
                  A-2   Roof Plan
                  A-4   Exterior Elevations
                  A5    Wall Sections
                  A5.1  Wall Sections
                  A5.2  Wall Sections
                  A6    Section Details
                  A6.1  Section Details
                  A7    Plan Details & Section Details
                  A7.1  Miscellaneous Plan Details & Section Details

1.3      STRUCTURAL ENGINEER: Fernandez & Associates Structural Engineers, P. C.
                                 101 Park Washington Court
                                 Falls Church, Virginia 22046-4519
                                 Telephone: (703) 533-7700, Fax: (703) 534-0319
                                 Contact: Luis Fernandez, P. E

                  S-101  Partial Foundation Plan
                  S-102  Partial Foundation Plan
                  S-103  Partial Roof Framing Plan
                  S-104  Partial Roof Framing Plan
                  S-201  Sections
                  S-202  Sections
                  S-203  Sections
                  S-204  Sections
                  S-205  Sections
                  S-206  Sections
                  S-301  Column Schedule & Typical Details
                  S-401  Typical Details
                  S-402  Structural Notes

1.4      MECHANICAL, ELECTRICAL & PLUMBING ENGINEER:

                         Mendoza, Ribas, Farinas & Associates
                         6265 Executive Boulevard
                         Rockville, Maryland 20852
                         Telephone: (301) 468-8882, Fax: (301) 770-2567
                         Contact: Jorge V. Ribas, P. E.

                  M-1    Cover Sheet Mechanical
                  M-2    Floor Plan Mechanical
                  M-3    Roof Plan Mechanical
                  E-01   Floor Plan Power
                  E-02   Floor Plan Lighting
                  E-03   Roof Plan Power
                  E-04   Main Electrical Room, Power Riser Diagram & Schedules
                  E-05   F. A. Annunciator, Telephone Riser & Pole Base Detail
                  E-06   Symbols List & Schedules
                  E-07   Site Plan Electrical
                  P-01   Floor Plan, Riser Diagrams & Symbols List
                  P-02   Roof Plan, Riser Diagrams & Detail

1.5      GEOTECHNICAL ENGINEER:

                           Schnabel Engineering Associates, Inc.
                           10215 Fernwood Road, Suite 250
                           Bethesda, Maryland 20817-1106
                           Telephone:(301)564-9355, Fax: (301) 530-6376
                           Contact: Bill Khouri, P. E.

         1.6 The leasehold improvements are being constructed by Tenant's general contractor as the Tenant's Work, and the Building Shell does not include any of the following improvements shown on the above-listed contract drawings:

         -        Gas pipe other than the main line to Building

         -        Mechanical equipment other than that located in the Building
                  Meter Room

         - Drywall finishes above 9'-0" above finished floor on light gauge framing. Insulation is provided.

         -        Drywall, studs and insulation on masonry walls

         - Electrical service other than house panel, exterior lighting, landing box & transformer

         -        Restrooms

         -        Roof curbs for mechanical equipment

         -        Sprinkler system includes mains only

         - Fire alarm suppression system only includes the components in Building Meter Room

1.7      BUILDING SHELL GENERAL SPECIFICATIONS

         General Specifications for the materials to be used and the construction details to be followed for construction of the Building Shell, as designed by Landlord's design consultants, are more fully described in the Project Manual prepared by Banta Campbell Architects, Inc. and captioned "Seneca Meadows Corporate Center II, L.L.C, Germantown, Maryland, Building #4 & #5", dated January 16, 2002 (the "Project Manual").

C-2.     LANDLORD'S WORK.

         2.1 Prior to the Lease Commencement Date, Landlord shall construct, at Landlord's sole cost and expense, the Building Shell substantially as shown on the contract drawings listed in Section C-1 above (the "Landlord's Work"), which shall be performed by Landlord and/or its agents and subcontractors in a good and workmanlike manner. An affiliate of Landlord, namely, Minkoff Development Corporation ("MDC"), shall act as general contractor and construction manager for Landlord's Work.

         2.2 Landlord and/or MDC reserve the right (i) to make substitutions of materials of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that the Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld, conditioned or delayed so long as the proposed changes are in general conformity with the scope of Landlord's Work; and which approval shall automatically be deemed given if not refused in writing by Tenant with full and proper reasons stated therefor within five (5) business days after Landlord's written request).

         2.3 Landlord agrees to allow Tenant to begin Tenant's Work while Landlord is performing Landlord's Work, provided Tenant agrees to conduct such work in the Demised Premises in a manner so as not to interfere with Landlord's Work or cause any damage or delay to Landlord's Work. Any damage to

Landlord's Work caused by Tenant, its employees, agents or invitees shall be promptly repaired by and at the sole cost and expense of Tenant.

C-3.     SUBSTANTIAL COMPLETION.

         Landlord shall exercise its reasonable best efforts to cause Landlord's Work to be Substantially Complete by DECEMBER 1, 2003 , the anticipated Lease Commencement Date, subject to extensions of said date occasioned by any "Tenant Delays" or "Force Majeure Delays". For purposes hereof, the phrase "Tenant Delays" shall mean all delays in performance of Landlord's Work caused by or attributed to any of the following: (i) failure of Tenant to furnish any required plan, information, approval or consent within the required period of time, or any failure to reasonably cooperate with Landlord during performance of Landlord's Work; (ii) performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors; (iii) breach or default by Tenant, its Permittees or agents of any term or provision of the Lease or of the requirements of this Exhibit "C"; (iv) "Change Orders" to Landlord's Work requested by Tenant or any governmental authority having jurisdiction over the Premises or the Building of which the Premises is a part after the date of execution of the Lease; (v) the inclusion of any "Special Items" in Landlord's Work which cause or may reasonably be expected to cause a delay provided Landlord has notified Tenant of same; or (vi) any failure of Tenant to comply with the terms of Section C-2.3, herein, if the same shall result in a delay in completion of Landlord's Work. The phrase "Force Majeure Delays" shall mean, for purposes hereof, any delays in performance of Landlord's Work caused by strikes, lockouts or other labor or industrial disturbance, shortage or unavailability of materials, utilities or labor, civil disturbance, orders of any government, court or regulatory body claiming jurisdiction, exercise of police power, act of the public enemy, riot, war, sabotage, blockage, embargo, acts of God, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, casualty damage, delay in issuance of any permits, inspections, approvals or use and occupancy certificate, if required, by any governmental authority having jurisdiction over the Premises or Building in which the Premises are a part, or any other cause whatsoever beyond the reasonable control of Landlord, in all cases provided that Landlord has informed Tenant of such conditions within three (3) business days of the occurrence of the event. The phrase "Change Orders" as used herein shall mean any modifications, substitutions or changes in Landlord's Work after the date of execution of the Lease requested by Tenant or any governmental authority having jurisdiction over the Premises or the Building of which the Premises are a part. Landlord's Work shall be deemed "Substantially Complete" (which phrases shall include phrases of similar import used herein concerning Landlord's Work) when so certified in writing by Landlord's Architect to Landlord and Tenant notwithstanding minor Punch List Items, the non-completion of which would not materially interfere with Tenant's Work. In making any such determination of Substantial Completion of Landlord's Work, the Landlord's Architect shall not take into account the incomplete status of any Change Orders, Special Items or "Punch List Items" (defined herein below). If Landlord or Tenant disputes any such determinations or certifications made by Architect, then the matter shall be resolved by arbitration pursuant to the American Arbitration Association - Construction Rules of Arbitration, and the decision in such arbitration shall be binding and conclusive on the parties. The arbitrator shall be empowered to allocate all reasonable legal fees, costs and expenses of arbitration among the parties. "Special Items" as used herein shall mean all materials and other items forming part of Landlord's Work which are not readily available, or which require more than ninety (90) days to order, obtain and install (as determined and certified in writing by Landlord's Architect to Landlord and Tenant, or by arbitration as aforesaid if disputed by Tenant). The phrase "Punch List Items", as used herein, shall mean any unperformed or incomplete elements of Landlord's Work which, individually or in the aggregate, are minor in character and do not materially interfere with Tenant's access to, use or enjoyment of the Premises; all as determined by the Landlord's Architect or by arbitration aforesaid if Landlord or Tenant disagrees with the determination of the Landlord's Architect in regard thereto. Landlord shall cause such Punch List Items to be completed within thirty (30) days after Substantial Completion of Landlord's Work (or as soon thereafter as practicable). After the date of Substantial Completion and delivery of the Premises to Tenant, Tenant shall provide Landlord and its contractors access to the Premises on request at all reasonable times during normal business hours and on weekends, as coordinated with Tenant, to perform work on the Punch List Items, and Tenant shall not interfere with such work.

C-4.     RENT CREDIT.

         If Landlord is unable to tender possession of the Demised Premises with Landlord's Work Substantially Complete by MARCH 1, 2003 subject to extensions of said date occasioned by any Tenant Delays and Force Majeure Delays (the "Penalty Date"), and if no Event of Default of Tenant under the Lease remains uncured, then Tenant shall be entitled to a rent credit (the "Rent Credit") after the Rent Commencement Date in an amount equal to one day's rent for each day after the Penalty Date until the date the Landlord so tenders to Tenant possession of the Building Shell Substantially Complete; such Rent Credit to be applied until exhausted on account of the earliest due installments of Basic Monthly Rental and Additional Rent.

C-5.     CODE COMPLIANCE AND WARRANTY.

         Landlord represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, the Building, Common Areas and Landlord's Work will be in compliance with all applicable laws, ordinances, rules, orders, regulations and other governmental requirements, as well as requirements of the board of fire underwriters, or any similar body having jurisdiction over the Premises and the Building of which the Premises are a part. Landlord will warrant all of Landlord's Work to be free of defects in materials and workmanship for a period of one (1) year from the date that Landlord delivers possession of the Premises to the Tenant with all of Landlord's Work Substantially Complete. During that one (1) year period, Landlord will repair or replace any defect in the Landlord's Work.

C-6.     TERMINATION RIGHT.

                  If Landlord does not substantially complete Landlord's Work by JUNE 1, 2003, subject to extensions of said date occasioned by any Tenant Delays and Force Majeure Delays (the "Termination Date"), and if no Event of Default of Tenant under the Lease remains uncured, then Tenant shall have the right to terminate this Lease by giving Landlord written notice within ten (10) days after the Termination Date. If Tenant so terminates the Lease, Landlord will refund to Tenant any prepaid Rent and/or Security Deposit posted by Tenant under this Lease, and the parties shall have no further obligations under this Lease. If Tenant does not so notify Landlord of its desire to terminate the Lease, then the Lease will continue in full force and effect, and Tenant's right to terminate this Lease shall forever lapse. In no event shall Landlord be liable in damages or otherwise for any failure to substantially complete Landlord's Work by the Termination Date.

                                   EXHIBIT "D"

                    CERTIFICATE OF DELIVERY OF POSSESSION AND
                           COMMENCEMENT DATE OF LEASE

         THIS CERTIFICATE OF DELIVERY OF POSSESSION AND COMMENCEMENT DATE OF LEASE, made on this ___ day of _________, 2002 (herein after referred to as the "Certificate"), between SENECA MEADOWS CORPORATE CENTER II L.L.C., a Maryland limited liability company (hereinafter referred to as the "Landlord"), whose address for purposes hereof is c/o Minkoff Development Corporation 9108 Gaither Road, Gaithersburg, MD 20877; and ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as the "Tenant"), whose address for purposes hereof is 20417 - 20435 GOLDENROD LANE, GERMANTOWN, MARYLAND 20876.

                                    RECITALS:

         WHEREAS, Landlord and Tenant have entered into a Lease dated __________, 2002 (the "Lease"), for that entire single story building containing commercial and warehouse space identified as Building 5, Seneca Meadows Corporate Center (the "Building"), said premises being known and described as 20417 - 20435 Goldenrod Lane, Germantown, Maryland 20876, consisting of approximately 62,659 square feet (hereinafter referred to as the "Premises"), as more particularly described in the Lease, a copy of which is incorporated herein by reference; and

                  WHEREAS, Landlord has substantially completed construction of the Premises and all improvements related to the Building Shell pursuant as setforth in the Lease and EXHIBIT "C" attached thereto; and

         WHEREAS, Landlord has delivered to Tenant possession of the Premises and all improvements related to the Building Shell on __________, 2002 (hereinafter the "Delivery of Possession Date"), and the Premises is now ready for Tenant to take possession thereof and commence construction of the Tenant Improvements in the manner described and contemplated pursuant to the Lease; and

         WHEREAS, Tenant hereby acknowledges that Landlord has completed construction of the Premises and all improvements related to the Building Shell and accepts delivery of possession of the Premises from the Landlord on Delivery of Possession Date set forth herein above; and

         WHEREAS, Tenant hereby acknowledges all of its covenants to pay Rent and such other amounts as may become due and owing under the Lease, and to perform all of its other obligations, duties and agreements pursuant to the terms and provisions of the Lease; and

         WHEREAS, all words, terms and phrases not otherwise defined herein, whether or not capitalized herein, shall have the meanings given to them in the Lease, unless and except as otherwise expressly stated herein.

         NOW, THEREFORE, in consideration of the foregoing recitals, the delivery of and acceptance of possession of the Premises and all improvements related thereto, and for other good and valuable consideration heretofore given by the Landlord and Tenant pursuant to the Lease, the receipt and sufficiency of which are acknowledged, the parties hereby certify, covenant and agree as follows:

         1. LEASE COMMENCEMENT DATE. The actual Commencement Date of the Lease shall begin on ____________, 200_.

         2. EXPIRATION DATE. The Initial Term of the Lease shall expire on _________, 200_.

         3. COMMENCEMENT OF RENT. Basic Annual Rental and Basic Monthly Rental, pursuant to Section 1 (C) of the Lease, shall commence on ________, 200_ and shall be due and payable for each respective Lease Year in the amounts set forth herein below:

Lease Year Basic Monthly Rental   Basic Annual Rental
-------------------------------   -------------------
   1st
   2nd
   3rd
   4th
   5th
   6th
   7th
   8th
   9th
  10th

In addition to said Basic Monthly Rental, commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent, at the times and in the manner set forth in the Lease, the additional items and amounts specified in
Section 4 of the Lease for Utility Charges, Common Area Maintenance and Building Operating Expenses, and in Section 8 hereof for Real Estate Taxes, similar Impositions and Insurance Premiums, plus such other sums as are required to be paid by Tenant pursuant to the terms and provisions of the Lease.

         4. BINDING EFFECT. This instrument contains the entire agreement of the parties hereto concerning the subject matter hereof. The terms, covenants and conditions set forth herein shall be binding upon the parties and their personal representatives, successors and assigns. Except as expressly set forth herein, all of the terms, provisions and conditions of the Lease shall remain in full force and effect, unless otherwise modified in writing and signed by the parties hereto or their duly authorized officers, agents or representatives.

         5. LEGAL AUTHORITY. Each of the individuals signing this Certificate on behalf of a party do hereby represent and warrant to the other party that they have the full right, power, capacity and authority to execute and deliver this Certificate as the binding and valid obligation of the Landlord or Tenant, as the case may be, hereunder.

         6. COUNTERPARTS. This Certificate may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed, sealed and executed by its proper officers, agents or representatives and its seal to be affixed as of the date first above written.

                                    LANDLORD:

                                    SENECA MEADOWS CORPORATE CENTER II L.L.C.

Witness:                            By: PNC Realty, Inc. its Managing Member

___________________________         By: ___________________________________
                                        Paul N. Chod, President

                                    TENANT:

Witness/attest:                     ADVANCIS PHARMACEUTICAL CORPORATION

____________________________        By: ___________________________________
                                        Name/Title

                                   EXHIBIT "E"

                            SPECIMEN LETTER OF CREDIT

                                                           Date: _______________

                IRREVOCABLE LETTER OF CREDIT NUMBER ____________

SENECA MEADOWS CORPORATE CENTER II L.L.C.
C/O MINKOFF DEVELOPMENT CORPORATION
9108 GAITHER ROAD
Gaithersburg, Maryland 20877

Gentlemen:

         We hereby establish our irrevocable credit in your favor, by order and for account of ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation, with offices at 942 CLOPPER ROAD, GAITHERSBURG, MD, 20878, in the maximum aggregate amount of ___________________________________ /100 DOLLARS ($________________ )
(U.S.), available by your draft(s) on us providing for payment at sight upon your presentation to us, in a total amount of up to the undrawn portion of said maximum aggregate amount, to be accompanied by a certificate of one of your managing members or duly authorized officer and agent dated the date of presentation of said draft, stating that (i) you are entitled to receive payment of the amount of said draft pursuant to this Letter of Credit under the terms of that certain Lease Agreement dated _________, 2002, by and between you and ADVANCIS PHARMACEUTICAL CORPORATION, and (ii) said managing member or duly authorized officer and agent has mailed to ADVANCIS PHARMACEUTICAL CORPORATION an undated and unsigned, but otherwise identical, copy of said certificate prior to its delivery to us, by certified or registered mail and otherwise in accordance with the terms of said Lease Agreement.

         This Letter of Credit remains in force until the ___ day of _______, 200_; and all drafts drawn hereunder must be presented for payment at our Main Office at _________________, on or before that date.

         We are authorized to accept any statement furnished by you hereunder as binding and correct, without investigation or responsibility for the accuracy, veracity or conclusive correctness or validity of same or any part thereof.

         This credit is a notation credit, as defined in Section 5-108 of the Uniform Commercial Code. Therefore, this original credit must accompany any drafts drawn hereunder in order that the payments made might be endorsed hereon.

         Drafts drawn under this credit must be marked: "Drawn Under Irrevocable Letter of Credit Number ________, dated _____________, 200_."

         We hereby engage with you that drafts drawn and presented in compliance with the terms of this credit will be duly honored by us if presented at this office on or before the expiration date hereof (__________, 200_ ).

         Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1974 Revision), International Chamber of Commerce Brochure No. 290.

                                    (NAME OF BANK)

                                    By: _________________________________
                                        Office Held

                                   EXHIBIT "F"

                          LANDLORD'S CONSENT AND WAIVER

         THIS LANDLORD'S CONSENT AND WAIVER made as of this ___ day of ___________, 2002, between SENECA MEADOWS CORPORATE CENTER II L.L.C., a Maryland limited liability company, with its principal place of business at C/O MINKOFF DEVELOPMENT CORPORATION 9108 GAITHER ROAD, GAITHERSBURG, MARYLAND 20877 (the "Landlord"), and _______________________________, a ___________________
corporation ("Lender"), and ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of certain real estate known by street address as SENECA MEADOWS CORPORATE CENTER, 20417 - 20435 GOLDENROD LANE, GERMANTOWN, MONTGOMERY COUNTY, MARYLAND 20876 (hereinafter called "Premises"); and

         WHEREAS, Landlord has leased the Premises pursuant to the terms of a certain lease dated ____________, 2002 (the "Lease") to Tenant; and

         WHEREAS, contemporaneously herewith, the Tenant and the Lender have entered into certain financing transactions and in connection therewith the Tenant has granted to the Lender a security interest in that part of the Tenant's presently owned and hereafter-acquired accounts receivable, inventory as set forth in Exhibit "A" attached hereto and made a part hereof and proceeds thereof ("Collateral") pursuant to that certain Loan and Security Agreement dated ________________ ("Agreement") between Tenant and Lender; and

         WHEREAS, as a condition of said financing transactions, the Lender has required Tenant to obtain from the Landlord this Landlord's Consent and Waiver.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. To the best of Landlord's and Tenant's knowledge, the Lease is in full force and effect, is binding upon the parties thereto in accordance with its terms and no event has occurred which, with the passage of time or upon notice or both would give rise to the Landlord's right to terminate the Lease. However, nothing contained herein shall waive any rights of Landlord or obligations of Tenant with respect to any defaults of Tenant under the Lease of which Landlord may become aware.

         2. The Tenant and Lender hereby inform Landlord of the existence of, and Landlord hereby acknowledges being so informed of the Tenant's grant of a security interest to the Lender in the Collateral, and consents thereto. However, nothing herein contained shall impose upon Landlord any liability for any payments or performance under the Agreement or with respect to any loans made by Lender to Tenant or under any documents now or hereafter evidencing or securing such financing.

         3. The Landlord hereby subordinates in favor of the Lender to the extent only of the outstanding Obligations (as defined in the Agreement) from time to time owed by Tenant to Lender pursuant to the Agreement, any lien, claim or interest, including but not limited to any Landlord's lien or right to distress for rent, which the Landlord may have or may hereafter acquire as to the Collateral whether presently located at the Premises or hereafter to be located at the Premises. In the event of a default of Tenant under the Agreement, or in the event Landlord terminates the Lease by reason of default of Tenant thereunder, then in either such event Lender shall, subject to Lender's recourse under law and upon giving Landlord at least 24 hours prior written notice, have the right to enter the Premises and to remove the Collateral therefrom (but only if the Collateral is then located in the Premises), provided that Lender shall do so at its own expense and shall complete such removal within thirty (30) days after the termination of the Lease, and Lender shall promptly repair at its own expense all damage to the Premises and to any property of Landlord or others caused by such removal. Any such Collateral not removed from the Premises within said thirty (30) days may be removed by Landlord and stored or disposed of, at the risk, cost and expense of Tenant and without liability upon Landlord for any damage or loss thereof. Nothing herein contained shall impose upon Landlord any liability or obligation to see to the safety, security, repair or protection of the Collateral, nor for any loss thereof or damage thereto.

         4. If Landlord terminates the Lease and recovers possession of the Premises, then the Lender and Tenant agree that Landlord, at its option and exclusive discretion, shall have the right (but not the obligation) to relocate and consolidate any or all of Tenant's personal property forming part of the Collateral to one or more locations within the Premises as determined by Landlord (the "Storage Area"), at the risk and expense of Tenant and with no liability upon Landlord for any damage to or loss of any such Collateral. At all times from and after any termination of the Lease and recovery of possession of the Premises as a result of Tenant's default (and subject to Lender's rights hereunder applicable during the thirty (30) days mentioned in Paragraph 3), Landlord shall have the right to offer for leasing and to lease the Premises in whole or part to any one or more tenants, and to show the Premises to such prospective or new tenants, and Tenant and Lender shall not interfere with any such actions taken by Landlord. Landlord's rights under this paragraph shall not limit any of its other rights and remedies under the Lease in any circumstances whatsoever.

         5. During the period commencing on the date Landlord terminates the Lease and recovers possession of the Premises as a result of Tenant's default and ending on the date (the "Termination Date") which is the earlier to occur of
(a) the date Lender and/or Tenant have removed all of the Collateral from the Premises, or (b) the 30th day after the date Landlord so terminates the Lease and recovers possession of the Premises, Landlord will permit the Lender to enter the Storage Area in which the Collateral is located, solely for the purpose of removing and/or selling the Collateral at the sole risk, cost and expense of the Lender and at no liability or expense to the Landlord. Lender shall at its own expense repair any damage to the Premises caused by any acts, omissions or negligence of Lender, its agents, invitees, employees or contractors ("Lender Faults"), and Lender shall indemnify, defend and hold Landlord harmless from all loss, costs, damage, litigation, reasonable attorneys' fees and claims arising out of any such Lender Faults. Any of the Collateral remaining in the Premises after the Termination Date may be removed, stored, disposed of or otherwise dealt with by Landlord at the risk, cost and expense of Tenant and without liability upon Landlord for any loss or damage to such Collateral.

         6. During all periods of time while the Lender and/or its agents, employees or contractors ("Lender Parties") are using the Storage Area or any portion thereof for the purposes authorized and described in paragraph 5 above, or while Lender or any Lender Parties are using any of the Premises pursuant to Paragraph 3, the Lender shall pay to Landlord per diem rent for such Storage Area or Premises so used (calculated on a monthly basis by multiplying the monthly rental including pass-throughs for Operating Expenses payable by Tenant for the last full calendar month of the Lease in which such monthly rental was payable prior to termination of the Lease by the ratio of the Storage Area to the area of the Demised Premises); such per diem rent to be paid in an amount equal to 1/30th of such monthly rental and other sums for each day that the Lender Parties are making use of such Storage Area or of any other part of the Premises as aforesaid. Such rental payments shall be made by Lender to Landlord within five (5) days after each request of Landlord; such request to be made not more often than once every seven (7) days. Said per diem rental payments shall be calculated without regard to any rental abatement provisions of the Lease.

         7. The Landlord further agrees that the Collateral shall at all times be deemed personal property and not real property or in any way part of the Premises. Landlord will endeavor to give to Lender written notice of any default of Tenant under the Lease which would entitle Landlord to terminate the Lease, or of any termination of the Lease by Landlord, provided that Landlord shall incur no liability to Lender or to Tenant or to their successors or assigns if Landlord fails to give any such notice. Notwithstanding the foregoing, in no event shall the Collateral be deemed to include any leasehold improvements which are permanently affixed to the Premises, including but not limited to any mechanical, electrical or plumbing equipment necessary for the operation of and forming part of said Premises, by whomsoever installed therein, except as may be otherwise agreed to by Landlord.

         8. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, facsimile telecopier, telegram or telex, addressed as follows:

                  If to Lender:

                           ____________________________
                           ____________________________
                           ____________________________
                           Attn:_______________________
                           Telefacsimile No.___________

                  If to Landlord:

                           Seneca Meadows Corporate Center II L.L.C.
                           c/o Minkoff Development Corporation
                           9108 Gaither Road
                           Gaithersburg, Maryland  20877
                           Attn: Paul N. Chod
                           Telefacsimile No. 301-948-1168

                           If to Tenant:

                           Advancis Pharmaceutical Corporation
                           ____________________________
                           ____________________________
                           Attn:_______________________
                           Telefacsimile No.___________

Each party may designate to the others by notice in writing, sent at least thirty (30) days before such address change is effective, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex or telefacsimile) the printed telecopier receipt or answerback being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation or is attempted but prevented due to invalid address furnished by the addressee to the Sender.

         9. This Landlord's Consent and Waiver shall be binding upon and shall inure to the benefit of the Landlord and its successors and assigns and shall be binding upon and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. Provided Lender gives Landlord, within seven
(7) days after Lender's receipt of written request therefor, the information described in paragraph 10 below, Landlord agrees that if while Landlord has actual knowledge that any Obligations of Tenant to Lender under the Agreement remain unpaid the Landlord sells and conveys the Premises, then in such event Landlord will at the time of such sale endeavor to inform its purchaser as to the existence of this Landlord's Consent and Waiver and will endeavor to provide its purchaser a copy hereof provided, however, that Landlord shall incur no liability to Lender, its successors or assigns if Landlord fails to give any such notices described in this paragraph. However, the provisions of this paragraph and the other provisions of this instrument shall only bind the owner of the Premises, as Landlord, while such party owns fee simple record title to the Premises.

         10. Lender shall promptly notify Landlord in writing when the Tenant's Obligations under the Agreement have been fully paid and when the Agreement has been terminated; whereupon this Agreement and all of Lender's rights and Landlord's obligations hereunder shall fully and forever terminate, and Lender will join with Landlord and Tenant in executing an instrument as reasonably requested and furnished by Landlord confirming such termination hereof. Lender agrees to provide Landlord a written statement as to the outstanding balance of the Obligations of Tenant under the Agreement on Landlord's reasonable request, and Tenant hereby consents to Lender providing said information to Landlord.

         11. Nothing herein contained shall be deemed to modify the Lease in any respect except for the subordination of Landlord's lien herein provided.

         IN WITNESS WHEREOF, the parties hereto have executed this Landlord's Consent and Waiver as of the date first above written.

                                    LANDLORD:

                                    SENECA MEADOWS CORPORATE CENTER II L.L.C.

                                    By: PNC Realty, Inc. its Managing Member

___________________________         By: __________________________________
Witness                                 Paul N. Chod, President

                                    LENDER:

                                    ________________________________________

___________________________         By:  ___________________________________
Witness                             Name/Title

                                    TENANT:

                                    ADVANCIS PHARMACEUTICAL CORPORATION

____________________________        By: __________________________________
Witness                             Name/Title